UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

T-Mobile US, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2014

Dear Stockholder,

I am pleased to invite you to the 2014 Annual Meeting of Stockholders of T-Mobile US, Inc. to be held on Thursday, June 5, 2014, at 9:30 a.m. Pacific Daylight Time, at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004 (the “Annual Meeting”).

As a stockholder of T-Mobile, you have an important role in our Company by considering and taking action on the matters set forth in the attached Proxy Statement. We appreciate the time and attention you invest in making thoughtful decisions.

Attached you will find a Notice of 2014 Annual Meeting of Stockholders and Proxy Statement that contain further information about the Annual Meeting, including a description of the matters to be voted on at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then cast your vote as instructed, as promptly as possible. We encourage you to vote before the applicable voting cut-off date so that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. Since the voting cut-off varies by voting method, I encourage you to review the Proxy Statement (and the voting instructions form provided to you by your broker or other registered holder, if applicable) for information regarding when you must cast your vote in order for it to be counted at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person even if you have previously submitted your proxy. Information on how to obtain an admission ticket to the Annual Meeting is included in the Proxy Statement.

Thank you for your continued interest in and support of T-Mobile.

Sincerely yours,

John J. Legere

President, Chief Executive Officer and Director

Date:	June 5, 2014

Time:	9:30 a.m. Pacific Daylight Time

Place:	Hyatt Regency Bellevue 900 Bellevue Way NE Bellevue, Washington 98004

At the T-Mobile US, Inc. 2014 Annual Meeting of Stockholders, or Annual Meeting, you will be asked to:

1.     Elect eleven directors named in the Proxy Statement to the Company’s Board of Directors;

2.     Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.     Vote, on an advisory basis, to approve the compensation of the Company’s named executive officers for fiscal year 2013 as disclosed in the accompanying Proxy Statement;

4.     Vote on a stockholder proposal, if properly presented at the Annual Meeting; and

5.     Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the Board’s nominees for director, “FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, “FOR” the approval of the compensation of the Company’s named executive officers, and “AGAINST” the stockholder proposal.

The Board of Directors has established the close of business on April 10, 2014 as the record date for the determination of holders of T-Mobile US, Inc.’s common stock entitled to notice of, and to vote at, the Annual Meeting, and any continuation, adjournment or postponement thereof.

Your vote is very important to us. Whether or not you attend the Annual Meeting in person, you are urged to mark, date and sign the enclosed proxy card and return it to the Company or use an alternate voting option described in the Proxy Statement before the Annual Meeting to ensure that your shares are voted. We encourage you to vote electronically by using the Internet or to vote by telephone because it is easy and efficient and will help us reduce our impact on the environment.

By Order of the Board of Directors,

Timotheus Höttges

Chairman of the Board of Directors

Bellevue, Washington

April 24, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2014

The Proxy Statement and Annual Report to Stockholders are available at https://www.proxyvote.com

Annual Meeting of Stockholders

Time and Date:	9:30 a.m. Pacific Daylight Time, Thursday, June 5, 2014

Place:	Hyatt Regency Bellevue 900 Bellevue Way NE Bellevue, Washington 98004

Record Date:	Close of business on April 10, 2014

Voting:	Stockholders of record as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Attendance:

If you plan to attend the Annual Meeting in person, you must bring the Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials. If your shares are not registered in your name, you will need a legal proxy, account statement or other documentation confirming your T-Mobile stock holdings from the broker, bank or other institution that holds your shares. You will also need a valid, government-issued picture identification that matches your Notice of Internet Availability of Proxy Materials, admission ticket, legal proxy or other confirming documentation.

Business Combination

On April 30, 2013, the transactions contemplated by the Business Combination Agreement (the “Business Combination Agreement”), dated October 3, 2012, as amended, by and among Deutsche Telekom AG (“Deutsche Telekom”), certain subsidiaries of Deutsche Telekom, T-Mobile USA, Inc., formerly an indirect wholly owned subsidiary of Deutsche Telekom (“T-Mobile USA”), and MetroPCS Communications, Inc. were consummated (the “Business Combination”). In connection with the Business Combination, we amended and restated our certificate of incorporation to change our name to T-Mobile US, Inc. and effected a 1:2 reverse split of our common stock, among other things. Under the terms of the Business Combination Agreement, we made a cash payment in the aggregate amount of $1.5 billion to the holders of our common stock, and

Deutsche Telekom received approximately 74% of the fully diluted shares of common stock of the combined company (approximately 66.7% as of March 31, 2014) in exchange for its transfer of all of T-Mobile USA’s common stock. We also entered into a Stockholder’s Agreement and certain other agreements with Deutsche Telekom. For a description of the Business Combination and the related agreements we entered into with Deutsche Telekom, see “Transactions with Related Persons and Approval – Transactions with Deutsche Telekom – The Business Combination,” “– Stockholder’s Agreement,” “– Trademark License,” and “– Financing Arrangements.” We refer to MetroPCS Communications, Inc. prior to the consummation of the Business Combination as “legacy MetroPCS.”

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	1

2014 PROXY STATEMENT SUMMARY INFORMATION

Performance Highlights for 2013

In 2013, we transformed our Company under the Un-carrier initiative, successfully executed the network modernization plan and became the fastest growing wireless carrier in the United States, while achieving strong results in total shareholder return.

Q1 and Q2 2013 results are pro forma combined based on total revenues of legacy MetroPCS and T-Mobile USA.	[1] Based on download speeds

Our Governance Practices

Due to Deutsche Telekom’s ownership of a majority of our outstanding shares of common stock, we are a controlled company under the rules of the New York Stock Exchange (“NYSE”). As a controlled company, we are exempt from certain NYSE corporate governance requirements. Pursuant to the NYSE controlled company rules, we have elected not to require a majority of directors to be independent, and our Nominating and Corporate Governance and Compensation Committees are not composed entirely of independent directors. Our Board of Directors recognizes the importance of good corporate governance practices, which it believes enhance corporate performance, accountability and long-term stockholder value. We have adopted a number of corporate governance practices to enhance our governance, including:

•	We have an unclassified Board and all of our directors are elected annually to one-year terms;

•	Five of our continuing directors are independent under NYSE rules;

•	An independent director has been appointed as chair of our Nominating and Corporate Governance Committee and of our Compensation Committee;
•	The Chairman of the Board and Chief Executive Officer roles have been separated, and a nonmanagement director (who is an employee of Deutsche Telekom) serves as Chairman of the Board;

•

Our Board of Directors has appointed a lead independent director to serve as a liaison between the independent directors and the Chairman of the Board and preside at executive sessions of our independent directors;

•	The charter of the Executive Committee of the Board requires that at least one member of the committee be the lead independent director or another director who is not affiliated with Deutsche Telekom;

•

Our Stockholder’s Agreement and our Related Person Transaction Policy require that transactions between us and Deutsche Telekom or its affiliates must be either unanimously approved by our Audit Committee or approved by our Board of Directors, including a majority of the directors who are not affiliated with Deutsche Telekom; and

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2014 PROXY STATEMENT SUMMARY INFORMATION

•	We mitigate undue risk in our executive compensation programs through the use of an independent compensation consultant, caps on potential payments, clawbacks, stringent stock ownership and holding requirements, and prohibition of hedging and pledging of Company securities.

2013 Board and Committee Meetings*

Board/Committee	Number of Meetings
Board	20
Audit Committee	18
Compensation Committee	8
Nominating and Corporate Governance Committee	5
Executive Committee	1
Other**	5

*	Includes information regarding legacy MetroPCS Board and Board committee meetings in 2013, prior to the consummation of the Business Combination.
**	Includes the Finance and Planning Committee, which was dissolved by the Board following the consummation of the Business Combination, and other ad hoc committees formed by the Board from time to time.

Highlights of Requested Stockholder Actions at the Annual Meeting

Agenda and Voting Recommendations
Proposal	Description	Board Recommendation	Page
1	Election of Directors	“FOR” each nominee	9
2	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	25
3	Advisory Vote to Approve Executive Compensation	“FOR”	28
4	Vote on a Stockholder Proposal	“AGAINST”	61

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Bellevue

Elect Eleven Directors (Proposal 1 begins on page 9 of this Proxy Statement)

Our Board of Directors consists of eleven directors. All of our current directors other than James N. Perry, Jr. are standing for reelection at the Annual Meeting. Mr. Perry informed us in February 2014 that he had decided not to stand for reelection. The Board has nominated Bruno Jacobfeuerborn for election at the Annual Meeting to fill the position being vacated by Mr. Perry. Each of the director nominees standing for election, of whom seven were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholder’s Agreement, was unanimously nominated by our Board based on his or her expertise, qualifications, attributes and skills. Information regarding each of the director nominees is set forth on pages 9 to 13 of this Proxy Statement. The Board recommends that you vote “FOR” the election of each of the director nominees.

Ratify the Appointment of the Company’s Independent Registered Public Accounting Firm (Proposal 2 begins on page 25 of this Proxy Statement)

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014. We are seeking ratification by our stockholders of the appointment of PricewaterhouseCoopers LLP. The Board of

Directors recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	3

2014 PROXY STATEMENT SUMMARY INFORMATION

Advisory Vote to Approve Executive Compensation (Proposal 3 begins on page 28 of this Proxy Statement)

The Board of Directors is seeking an advisory vote from our stockholders to approve the compensation of the Named Executive Officers in 2013, as disclosed in this Proxy Statement (the “say-on-pay” proposal). In considering this proposal, please read our Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narrative disclosure, which explains the Compensation Committee’s compensation decisions and how our executive compensation program aligns the interests of our executive officers with those of our stockholders. The Board recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers in 2013.

Vote on Stockholder Proposal (Proposal 4 begins on page 61 of this Proxy Statement)

A stockholder has requested that stockholders vote on a resolution urging the Board of Directors to report to stockholders on T-Mobile’s process for identifying and analyzing potential and actual human rights risks of T-Mobile’s services, operations and supply chain. The Board recommends that you vote “AGAINST” the stockholder proposal.

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Why	did I receive these materials?

As a holder of common stock of T-Mobile US, Inc. (the “Company,” “we” or “us”) at the close of business on April 10, 2014, the record date, you are entitled to vote at the Annual Meeting. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting.

These proxy materials will be made available to our stockholders on or about April 24, 2014. This Proxy Statement describes the proposals to be voted on at the Annual Meeting by the holders of record of our common stock on the record date and includes information required to be disclosed to our stockholders.

What	is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	Elect eleven directors for terms expiring at the 2015 Annual Meeting of Stockholders;

•	Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014;
•	Vote, on an advisory basis, to approve the compensation of our Named Executive Officers for fiscal year 2013, as disclosed in this Proxy Statement;

•	Vote on a stockholder proposal, if properly presented at the Annual Meeting; and

•	Consider any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

Who	may vote at the Annual Meeting?

If you are a holder of record of our common stock as of the record date (April 10, 2014), you may vote your shares on the matters to be voted on at the Annual Meeting. You will receive only one proxy card for all the shares of common stock you hold in certificate and book-entry form.

If, as of the record date, you hold shares of our common stock in “street name” – that is, through an account with a bank, broker or other institution – you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from the registered holder.

How	do proxies work?

While we encourage all holders of our common stock to attend the Annual Meeting, our Board of Directors is asking for your proxy to be voted at the Annual Meeting. This means you may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters set forth in this Proxy Statement, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: John J. Legere, our President and Chief Executive Officer, and J. Braxton Carter, our Executive Vice President and Chief Financial Officer.

How	do I vote?

If you are a holder of record of our common stock as of the record date, you may vote in the following ways:

By Internet.    Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the on-screen instructions to submit your proxy. You will need to have your proxy card available and use the Company number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on June 4, 2014, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

By Mail.    You may submit your proxy by mail by returning your executed proxy card. You should sign your proxy card using exactly the same name as appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card in plenty of time to allow delivery prior to the Annual Meeting. Proxy cards received after June 5, 2014 at 9:30 a.m. PDT may not be considered unless the Annual Meeting is continued, adjourned or postponed and then only if such proxy cards are received before the date and time the continued, adjourned or postponed Annual Meeting is held.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

By Phone.    You also may submit your proxy by phone from the United States and Canada, using the toll-free number on the proxy card and the procedures and instructions described on the proxy card. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on June 4, 2014, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

In Person.    You also may vote in person at the Annual Meeting. See “What do I need in order to attend the Annual Meeting?” below.

If you hold shares of our common stock in “street name” as of the record date, please see the voting instructions form provided to you by your broker or other registered holder for instructions on how to vote by Internet, by mail or by phone. You also may vote in person at the Annual Meeting by obtaining a legal proxy from your registered holder, attending the Annual Meeting in person and voting pursuant to the legal proxy.

How	are the votes recorded? What is the effect if I do not vote?

If you are a registered holder and we receive a valid proxy card from you by mail or receive your vote by phone or Internet, your shares will be voted by the named proxy holders as indicated in your voting preference selection. If you return your signed and dated proxy card without indicating your voting preference on one or more of the proposals to be considered at the Annual Meeting, or you otherwise do not indicate your voting preference via phone or Internet on one or more of the proposals to be considered at the Annual Meeting, your shares will be voted on the proposals for which you did not indicate your voting preference in accordance with the recommendations of the Board of Directors.

If you hold your shares in street name and want your shares to be voted, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, NYSE rules do not permit brokers and banks to vote your shares on a discretionary basis for nonroutine corporate governance matters, such as the election of directors, the say-on-pay proposal and the stockholder proposal, but your shares can be voted without your instructions on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm because this is considered a routine matter.

If you indicate that you wish to withhold authority or abstain from voting on a proposal, your shares will not be voted and will have no direct effect on the outcome of that proposal. Your vote, however, will count toward the quorum necessary to hold the Annual Meeting.

Can	I change my vote or revoke my proxy?

Yes. If you are a holder of record of our common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in “How do I vote?” above by:

•

delivering to our Corporate Secretary at our principal executive office located at 12920 SE 38th Street, Bellevue, Washington 98006, a written revocation prior to the date and time of the Annual Meeting;

•	submitting another valid proxy card with a later date by mail;

•	submitting another proxy by phone or Internet; or
•	attending the Annual Meeting in person and giving the Company’s Inspector of Elections notice of your intent to vote your shares in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you must contact your broker or other registered holder in order to revoke your previously submitted voting instructions. Such revocation should be made sufficiently in advance of the Annual Meeting to ensure that the revocation of the proxy card submitted by your registered holder is received by our Corporate Secretary prior to the date and time of the Annual Meeting.

What	is required for a quorum at the Annual Meeting?

To transact business at the Annual Meeting, a majority of the shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting. We refer to this as a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. On the record date there were 802,910,313 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A stockholder’s instruction to “withhold authority,” abstentions, and broker non-votes will be counted as present and entitled to vote at the Annual Meeting for purposes of determining quorum. See “How does the Board recommend I vote and how many votes are required to approve each proposal?” below for an explanation of broker non-votes.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How does the Board recommend I vote, and how many votes are required to approve each proposal?

Proposal	Recommended Vote	Vote Required	Withhold Votes/ Abstentions Counted as a “No” Vote	Discretionary Vote Allowed?
1. Election of Directors	“FOR”	Plurality	No	No
2. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	Majority	No	Yes
3. Advisory Vote to Approve Executive Compensation	“FOR”	Majority	No	No
4. Vote on a Stockholder Proposal	“AGAINST”	Majority	No	No

Under our bylaws, our directors are elected by a plurality of the votes cast on each such director’s election by stockholders entitled to vote on the election of directors at the Annual Meeting. A “plurality” means that the director nominees receiving the highest number of “FOR” votes from our holders entitled to vote will be elected. “Withhold authority” votes and broker non-votes will have no direct effect on the outcome of the election of directors.

Any matter or proposal for which the vote required is a “majority” will, if presented, be approved if a majority of the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Neither abstentions nor broker non-votes will count as votes cast “FOR” or “AGAINST” the proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the proposal. Under our bylaws, the ratification of the appointment of our independent registered public accounting firm, the say-on-pay proposal and the stockholder proposal are decided by the vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of our shares of common stock entitled to vote thereon.

“Discretionary voting” occurs when a bank, broker or other registered holder does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which the NYSE rules permit such bank, broker or other registered holder to vote. When banks, brokers and other registered holders are not permitted under the NYSE rules to vote without specific instructions from the beneficial owners, the shares they hold are referred to as “broker non-votes.” The proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 is the only proposal on which “discretionary voting” is allowed.

What do I need in order to attend the Annual Meeting?

If you are a record holder of shares of our common stock, you must bring either the Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials. However, if you hold your shares of common stock in street name, you must ask the broker, bank or other institution (registered holder) that holds your shares to provide you with a legal proxy, a copy of your account statement, or a letter from the registered holder confirming that you beneficially own or hold shares of our common stock as of the close of business on April 10, 2014. You can obtain an admission ticket by presenting this confirming documentation from your broker, bank or other institution at the Annual Meeting.

Every attendee of the Annual Meeting will be required to show a valid, government-issued picture identification that matches his or her Notice of Internet Availability of Proxy Materials, admission ticket, legal proxy and/or confirming documentation to gain admission to the Annual Meeting. Seating is limited and will be available on a first-come, first-served basis.

For safety and security purposes, we do not permit any stockholder to bring cameras, video or audio recording equipment, large bags, briefcases or packages into the meeting room or to otherwise record or photograph the Annual Meeting. We also ask that all stockholders attending the Annual Meeting turn off all cell phones, pagers, and other electronic devices during the Annual Meeting. We reserve the right to inspect any bags, purses or briefcases brought into the Annual Meeting.

Who will tabulate and count the votes?

Representatives of Broadridge Financial Solutions will tabulate the votes and act as the Company’s Inspector of Elections.

Who bears the cost of the proxy solicitation?

We will bear all of the costs of soliciting proxies, including the preparation, assembly, printing and distribution of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. Our directors, officers and employees also may solicit proxies by mail, personally, by telephone, by email or by other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Where can I find the voting results for each proposal?

We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce the preliminary results of voting.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We have elected to deliver our proxy materials to the majority of our stockholders over the Internet under the “notice and access” rules of the Securities and Exchange Commission (the “SEC”). This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing stockholders a convenient method of accessing the materials and voting. On or about April 24, 2014, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” containing instructions on how to access the proxy materials online, how to vote online, by telephone or by mail, and how to request a paper copy of this Proxy Statement and related materials, including our 2013 Annual Report to Stockholders.

Can I access the proxy materials and the Company’s Annual Report on the Internet?

Yes, this Proxy Statement and the 2013 Annual Report to Stockholders are available free of charge on the Internet at https://www.proxyvote.com and on the Company’s website at

http://investor.t-mobile.com by selecting “SEC Filings” under the “Financial Reports” tab.

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Board of Directors

The size of our Board of Directors has been fixed at eleven. The Board has nominated each of W. Michael Barnes, Thomas Dannenfeldt, Srikant M. Datar, Lawrence H. Guffey, Timotheus Höttges, Bruno Jacobfeuerborn, Raphael Kübler, Thorsten Langheim, John J. Legere, Teresa A. Taylor and Kelvin R. Westbrook for election at the Annual Meeting to serve as a director for a term that would end at the 2015 Annual Meeting of Stockholders and has found each nominee to be qualified based on his or her experience, attributes and skills. Each of the nominees has consented to stand for election and has indicated that if elected, he or she plans to serve and will hold office until the later of the 2015 Annual Meeting of Stockholders or until his or her successor is elected and qualified, unless the nominee earlier resigns, retires, passes away or otherwise no longer serves as a director. Messrs. Höttges, Kübler, Langheim, Dannenfeldt, Jacobfeuerborn and Westbrook and Ms. Taylor were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholder’s Agreement.

In February 2014, James N. Perry, Jr., who had served as a director of the Company since November 2005, informed us that he would not stand for election at the 2014 Annual Meeting of Stockholders.

Required Vote

Under our bylaws, directors are elected by a plurality of the votes cast on each such director’s election by stockholders entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld, “FOR” the election of each of the nominees. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares may be voted for the election of such substitute nominee as the Board of Directors may nominate. In the alternative, if a vacancy remains, the Board may fill such vacancy at a later date or reduce the size of the Board, subject to certain requirements in our certificate of incorporation. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected, and we have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The following biographies provide certain information on each nominee’s occupation and business experience, age and other directorships held in public companies.

Nominees

W. Michael Barnes

W. Michael Barnes, age 71, has served as a director of our Company since May 2004 and is a member of the Audit Committee of the Board of Directors. Until the Business Combination was consummated on April 30, 2013, Mr. Barnes served as the chair of the Audit Committee of the legacy MetroPCS Board and also served on the Compensation Committee. Mr. Barnes held several positions at Rockwell International Corporation, a multi-industry company in high technology businesses including aerospace, commercial and defense electronics, telecommunication equipment, industrial automation systems and semi-conductor products manufacturing, between 1968 and 2001, including Senior Vice President, Finance & Planning, and Chief Financial Officer from 1991 through 2001. Mr. Barnes has served as a director of Advanced Micro Devices, Inc. since 2003 where he serves as Chairman of the Audit and Finance Committee and is a member of the Nominating and Corporate Governance Committee. Mr. Barnes holds a Ph.D. in operations research from Texas A&M University. He also holds Bachelor’s and Master’s degrees in industrial engineering from Texas A&M University. Mr. Barnes’ individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive financial management and strong understanding of high technology-related business.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	9

PROPOSAL 1 – ELECTION OF DIRECTORS

Thomas Dannenfeldt

Thomas Dannenfeldt, age 47, has served as a director of our Company since November 15, 2013, and is a member of the Compensation Committee and Executive Committee of our Board of Directors. Mr. Dannenfeldt has served as the Chief Financial Officer of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, since January 2014. He was Finance Director of Telekom Deutschland from April 2010 to December 2013. From July 2009 to April 2010, he was the CFO of T-Mobile Deutschland. From January 2010 to April 2010 he was also responsible for the fixed line part of Deutsche Telekom as a member of the T-Home Board of Management. Prior to that, he was on the T-Home Board of Management responsible for the Market and Quality Management since January 2007. Mr. Dannenfeldt started his career at Deutsche Telekom in 1992 and has gained more than 20 years of experience in various leadership roles in sales, marketing and finance in national and international mobile and fixed line telecommunications business. He also served on the Board of Directors of Virgin Mobile in the UK in 2003 and 2004. Mr. Dannenfeldt’s individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive and broad experience in the telecommunications industry gained through his positions of increasing responsibility in operations, corporate planning, mergers and acquisitions and finance.

Srikant M. Datar

Srikant M. Datar, age 60, has served as a director of our Company since April 30, 2013 and is a member and chair of the Audit Committee of our Board of Directors. Mr. Datar is the Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University. Mr. Datar is a Chartered Accountant and planner in industry, and has been a professor of accounting and business administration at Harvard since July 1996, and he previously served as a professor at Stanford University and Carnegie Mellon University. Mr. Datar currently serves on the board of directors of Novartis AG, where he is also the Chairman of the Audit and Compliance Committee, and a member of the Chairman’s Committee, the Risk Committee and the Compensation Committee. Mr. Datar is also a member of the boards of directors of ICF International Inc., where he is a member of the Corporate Governance and Nominating Committee; Stryker Corporation, where he is a member of the Audit and Finance Committees; and HCL Technologies, where he is a member of the Compensation Committee. Mr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India. Mr. Datar received a Masters in Statistics and Economics and a Ph.D. in Business from Stanford University. Mr. Datar’s individual qualifications and skills that led to the conclusion that he should serve as a director include his service on boards of international companies, his substantial teaching and practical experience in accounting, governance and risk management, and his academic and broad-based knowledge and experience of strategy, business and finance.

Lawrence H. Guffey

Lawrence H. Guffey, age 46, has served as a director of our Company since April 30, 2013, and is a member of the Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors. Since September of 1991, Mr. Guffey has been with The Blackstone Group, presently serving as Senior Managing Director, Private Equity Group. The Blackstone Group is an asset management and financial services company. Mr. Guffey has led many of The Blackstone Group’s media and communications investment activities and manages Blackstone Communications Advisors. Mr. Guffey was a member of the Supervisory Board at Deutsche Telekom, our majority stockholder, from June 2006 until October 2013. He was a director of New Skies Satellites Holdings Ltd. from January 2005 to December 2007, Axtel SA de CV since October 2000, FiberNet L.L.C. from 2001 until 2003, iPCS Inc. from August 2000 to September 2002, PAETEC Holding Corp. from February 2000 to 2002, and Commnet Cellular Inc. from February 1998 to December 2001. He served as a director of TDC A/S from February 2006 to March 2013. He holds a Bachelor of Arts degree from Rice University, where he was elected to Phi Beta Kappa. Mr. Guffey’s individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive experience on other company boards, particularly those of other companies in the telecommunications industry, including Deutsche Telekom, a leading integrated telecommunications company.

10

PROPOSAL 1 – ELECTION OF DIRECTORS

Timotheus Höttges

Timotheus Höttges, age 51, has served as a director of our Company and Chairman of the Board since April 30, 2013, and is a member and chair of the Executive Committee of our Board of Directors. Since January 2014, Mr. Höttges has served as Chief Executive Officer of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company. From March 2009 to December 2013, he served as Deutsche Telekom’s Chief Financial Officer (CFO) and a member of the Board of Management. From December 2006 to March 2009, he was a member of the Board of Management responsible for the T-Home Unit (fixed-network and broadband business, as well as integrated sales and service in Germany). From January 2003 to December 2006, Mr. Höttges headed European operations as a member of the Board of Management of T-Mobile International. Mr. Höttges studied Business Administration at the University of Cologne. Mr. Höttges’ individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive and broad experience in the telecommunications industry gained through his positions of increasing responsibility in operations, corporate planning, mergers and acquisitions and finance.

Bruno Jacobfeuerborn

Bruno Jacobfeuerborn, age 53, has served as Director of Technology Telekom Deutschland since April 2010. In addition, he has been the Chief Technology Officer (CTO) of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, since February 2012. Previously, Mr. Jacobfeuerborn was Director of Technology of T-Mobile Deutschland and T-Home in Germany. In this double role, he was responsible for the technology business (both mobile and fixed network) in Germany from July 2009 to March 2010. From April 2007 to July 2009, he was Managing Director of Technology, IT and Procurement at Polska Telefonica Cyfrowa. Mr. Jacobfeuerborn joined what is now Deutsche Telekom AG in 1989 and has held several positions with increasing responsibility within the group. Mr. Jacobfeuerborn’s individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive experience in the telecommunications industry gained through his positions of increasing responsibility in the field of technology.

Raphael Kübler

Raphael Kübler, age 51, has served as a director of our Company since April 30, 2013, and is a member of the Compensation Committee and Executive Committee of our Board of Directors. In January 2014, Mr. Kübler assumed the position of Senior Vice President of the Corporate Operating Office of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, and reports directly to the Chief Executive Officer of Deutsche Telekom. From July 2009 to December 2013, Mr. Kübler served as a Senior Vice President Group Controlling at Deutsche Telekom. In this position, he was responsible for the financial planning, analysis and steering of the overall Deutsche Telekom Group as well as the financial management of central headquarters and shared services. From November 2003 to June 2009, Mr. Kübler served as Chief Financial Officer of T-Mobile Deutschland GmbH, the mobile operations of Deutsche Telekom in Germany now known as Telekom Deutschland GmbH (a wholly-owned subsidiary of Deutsche Telekom). Mr. Kübler presently serves on the board of Hellenic Telecommunications Organization. Mr. Kübler studied Business Administration at H.E.C. in Paris and the Universities of Bonn and Cologne. He holds a doctoral degree from the University of Cologne. Mr. Kübler’s individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive experience in the telecommunications industry and specific knowledge of our Company gained through his position as an executive officer of Deutsche Telekom, and his service on the Audit Committee of the Board of Directors of T-Mobile USA prior to the consummation of the Business Combination.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	11

PROPOSAL 1 – ELECTION OF DIRECTORS

Thorsten Langheim

Thorsten Langheim, age 48, has served as a director of our Company since April 30, 2013 and is a member of the Nominating and Corporate Governance Committee and Executive Committee of our Board of Directors. Mr. Langheim also serves as Senior Vice President Group Corporate Development of Deutsche Telekom, our majority stockholder and a leading integrated telecommunications company, a position he has held since November 2009. In his current role, he manages Deutsche Telekom’s Corporate Strategy and Group M&A activities. Prior to his position at Deutsche Telekom, Mr. Langheim was Managing Director at the Private Equity Group of The Blackstone Group, an asset management and financial services company, from May 2004 to June 2009, primarily focusing on private equity investments in Germany. Mr. Langheim is a member of the Supervisory Board of Scout24. Previously, Mr. Langheim served on the boards of STRATO AG and T-Venture Holding GmbH. Mr. Langheim holds a Master of Science degree in International Securities, Investment and Banking from the ISMA Centre for Education and Research at the University of Reading. Mr. Langheim holds a Bachelor’s degree in European Finance and Accounting from the University in Bremen (Germany) and Leeds Business School (United Kingdom). Mr. Langheim’s individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive experience in strategic development and mergers and acquisitions, private equity and investment banking and in-depth knowledge of the telecommunications industry.

John J. Legere

John J. Legere, age 55, has served as a director of our Company since April 30, 2013 and is a member of the Executive Committee of our Board of Directors. Mr. Legere joined T-Mobile USA in September 2012 as President and Chief Executive Officer and became our President and Chief Executive Officer on April 30, 2013 upon the consummation of the Business Combination. Mr. Legere has over 32 years’ experience in the U.S. and global telecommunications and technology industries. Prior to joining T-Mobile USA, Mr. Legere served as Chief Executive Officer of Global Crossing Limited, a telecommunications company, from October 2001 to October 2011. Before joining Global Crossing, he served as Chief Executive Officer of Asia Global Crossing; as president of Dell Computer Corporation’s operations in Europe, the Middle East, and Africa; as president Asia-Pacific for Dell; as president of AT&T Asia Pacific; as head of AT&T’s outsourcing program and as head of AT&T global strategy and business development. Mr. Legere serves on the CTIA Board of Directors. Mr. Legere received a Bachelor’s degree in Business Administration from the University of Massachusetts, a Master of Science degree as an Alfred P. Sloan Fellow at the Massachusetts Institute of Technology, and a Master of Business Administration degree from Fairleigh Dickinson University, and he completed Harvard Business School’s Program for Management Development (PMD). Mr. Legere’s individual qualifications and skills that led to the conclusion that he should serve as a director include his position as Chief Executive Officer of our Company and his extensive experience in the global telecommunications and technology industries.

Teresa A. Taylor

Teresa A. Taylor, age 50, has served as a director of our Company since April 30, 2013 and has been our lead independent director since May 1, 2013. Ms. Taylor is also a member and chair of the Compensation Committee of our Board of Directors. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from August 2009 to April 2011. She served as Qwest’s Executive Vice President, Business Markets Group, from January 2008 to April 2009 and served as its Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West beginning in 1987. During her 24-year tenure with Qwest and US West, she held various leadership positions and was responsible for strategic planning and execution, sales, marketing, product, network, information technology, human resources and corporate communications. Ms. Taylor also is a director of First Interstate BancSystem, Inc., where she serves as chair of the Compensation Committee and NiSource, Inc. She also serves as an executive advisor to Governor Hickenlooper of Colorado, assisting the Office of Economic Development and International Trade. Ms. Taylor received a Bachelor of Science degree from the University of Wisconsin-LaCrosse. Ms. Taylor’s individual qualifications and skills that led to the conclusion that she should serve as a director include her extensive experience in the technology, media and the telecommunications sectors, including her knowledge regarding strategic planning and execution, technology development, human resources, labor relations and corporate communications.

12

PROPOSAL 1 – ELECTION OF DIRECTORS

Kelvin R. Westbrook

Kelvin R. Westbrook, age 58, has served as a director of our Company since April 30, 2013, is a member and chair of the Nominating and Corporate Governance Committee of our Board of Directors, and is a member of the Compensation Committee of our Board. Mr. Westbrook is President and Chief Executive Officer of KRW Advisors, LLC, a consulting and advisory firm, a position he has held since October 2007. Since 2003, Mr. Westbrook has also been a Director of Archer-Daniels-Midland Company (“ADM”). Mr. Westbrook currently serves as the Chairman of ADM’s Compensation/Succession Committee. Mr. Westbrook has also served as a director and member of the Audit Committee of Stifel Financial Corp. since August 2007, as a director of Angelica Corporation from February 2001 to August 2008 and as Trust Manager since May 2008, and chair of the Audit Committee since March 2012, of Camden Property Trust. Mr. Westbrook also served as Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (“MDM”), a broadband services company, that later changed its name to Broadstripe LLC, from September 2006 until October 2007. Mr. Westbrook was also President and Chief Executive Officer of MDM from May 1997 until October 2006. Broadstripe, LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009, approximately fifteen months after Mr. Westbrook resigned. Mr. Westbrook received an undergraduate degree in Business Administration from the University of Washington and a Juris Doctor degree from Harvard Law School. Mr. Westbrook’s individual qualifications and skills that led to the conclusion that he should serve as a director include his extensive experience on other public company boards, knowledge of the telecommunications industry, and legal, media, marketing and risk analysis expertise.

The Board of Directors recommends that you vote

“FOR”

the election of each of the above named nominees.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	13

The Board of Directors is elected by our stockholders to exercise its business judgment to oversee and monitor the strategy, management and business of our Company. To assist the Board in carrying out its duties and responsibilities, the Board, among other things, has adopted corporate governance guidelines and a code of business conduct, appointed a lead independent director, and created and delegated authority to certain committees of the Board.

Controlled Company Exemption

Because Deutsche Telekom beneficially owns a majority of our outstanding shares of common stock (approximately 66.7% as of March 31, 2014), we qualify as a “controlled company” under Section 303A.00 of the NYSE Listed Company Manual. As a controlled company, we are exempt from the requirements to have:

•	A majority of independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual;

•	A nominating/corporate governance committee composed entirely of independent directors; and

•	A compensation committee composed entirely of independent directors.

In addition, we are exempt from the requirements under SEC Rule 10C-1, which implements Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related NYSE rules, relating to compensation committee member independence and compensation committee consultants.

We have chosen to take advantage of the controlled company exemptions described above. In the event we cease to be a controlled company, we will be required to comply with all of the corporate governance standards under the NYSE’s rules, subject to applicable transition periods.

Corporate Governance Guidelines and Code of Business Conduct

Our Board of Directors established our corporate governance guidelines, which, together with our certificate of incorporation, our bylaws and the Stockholder’s Agreement, set forth the framework within which the Board and its committees direct the affairs of the Company. The Board also adopted our code of business conduct, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees. In addition, we have a code of ethics for senior financial officers. Our corporate governance guidelines, the code of business conduct and the code of ethics for senior financial officers are publicly available on our website at www.t-mobile.com by clicking the “Investor Relations” hyperlink located in the footer of the home page and then selecting “Governance Documents” under the “Corporate Governance” tab. In the event of a waiver of any code of business conduct or code of ethics provisions applicable to directors or executive officers, we will promptly disclose the Board’s actions on our website.

Board’s Role in Risk Management

Management of the Company, including our Chief Executive Officer and other executive officers, is primarily responsible for managing the risks associated with our business, operations, and financial and disclosure controls. Financial, strategic, IT, technology, operational, compliance, legal/regulatory, and reputational risks to the Company are considered by management when it conducts its quarterly enterprise-wide risk assessment and are reviewed and updated regularly in connection with the operational, financial, and business activities of the Company.

Management of the Company has established an Enterprise Risk and Compliance Committee to oversee activities in the areas of risk management and compliance as a means of bringing risk issues to the attention of senior management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business, and the Enterprise Risk and Compliance Committee regularly reviews the Company’s activities in these areas.

Our Board of Directors assesses Company risks and strategies for risk mitigation, and it manages its risk oversight function primarily, but not exclusively, through the Audit Committee of the Board. As such, the Audit Committee has primary responsibility for overseeing the Company’s enterprise risk assessment and enterprise risk management policies. In performing this function, the Audit Committee considers and discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. To assist the Audit Committee with its risk assessment function, the Vice President, Internal Audit & Risk Management, who serves as the Chief Audit Executive, reports to the Audit Committee, has regular meetings with the Audit Committee and/or its members, provides an enterprise-wide risk assessment to the Audit Committee and updates the Audit Committee on significant issues raised by the Enterprise Risk and Compliance Committee. The Audit Committee reviews the enterprise-wide risk assessment and provides feedback to executive

14

CORPORATE GOVERNANCE

management and shares the risk assessment with the Board. The Audit Committee also has certain responsibilities with respect to the Company’s compliance and ethics programs, as is more fully set out in its charter.

The Compensation Committee of the Board designs our compensation program to encourage appropriate risk taking while discouraging behavior that may result in unnecessary or excessive risk, and it periodically reviews with management the Company’s compensation programs for all employees, including management’s assessment as to whether risks arising from such programs are reasonably likely to have a material adverse effect on the Company.

The Executive Committee of the Board of Directors, charged with reviewing and providing guidance to senior management of the Company regarding the Company’s strategy, operating plans and operating performance, is also key in helping the Board perform its risk oversight function by considering strategic operating goals, opportunities and risks. In addition, the Nominating and Corporate Governance Committee of the Board of Directors oversees Board process and corporate governance-related risk. Finally, a report of all committee meetings are presented to the Board on a regular basis.

Board Leadership Structure

Separate Chairman and Chief Executive Officer Roles

Our Board of Directors has chosen to separate the roles of Chairman of the Board and Chief Executive Officer, and it has appointed Timotheus Höttges, Deutsche Telekom’s Chief Executive Officer, as the Chairman of the Board.

We believe that separating the roles of Chief Executive Officer and Chairman of the Board of Directors is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Our Chairman manages the overall Board function, and his current responsibilities include chairing all regular sessions of the Board; establishing the agenda for each Board meeting in consultation with the lead independent director, the Chief Executive

Officer and other senior management as appropriate; and helping to establish, coordinate and review the criteria and methods for at least annually evaluating the effectiveness of the Board and its committees. The separation of the offices allows Mr. Höttges to focus on management of Board matters and allows our Chief Executive Officer to focus on managing our business. Additionally, we believe the separation of the offices ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer’s performance. The Board believes that its role in risk oversight did not impact the leadership structure chosen by the Board.

Lead Independent Director

The lead independent director, a position currently held by Teresa A. Taylor, coordinates the activities of our independent directors, calling and presiding over the executive sessions of the independent members of the Board of Directors and functioning as a liaison between such independent directors and the Chairman of the Board and/or the Chief Executive Officer. The lead independent director provides input on the flow of information to the Board, including the Board’s agenda and schedule.

Communications with Chairman, Presiding Director and Directors

We have procedures to facilitate communications among the Company’s directors, employees, and stockholders and other interested third-parties. Any person wishing to contact the Chairman of the Board, the Board as a whole, the lead independent director, or any individual director may do so in writing addressed as follows:

T-Mobile US, Inc.

The Board of Directors c/o Corporate Secretary

12920 SE 38th Street

Bellevue, Washington 98006

After receipt, the communication will be distributed to the Chairman of the Board and to other directors or executive officers as appropriate, in each case depending on the facts and circumstances outlined in the communication. In addition, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product or service complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded. Responses to letters, or any communication that is excluded, is maintained by the Company and is available to any director upon request.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	15

CORPORATE GOVERNANCE

Executive Sessions of Directors

Executive sessions, or meetings of outside (nonmanagement) directors without management present, are held at each regularly scheduled Board of Directors meeting or more frequently if necessary. Our Chairman of the Board presides at such executive sessions as long as he is a nonmanagement director. If the Chairman of the Board is not present at a nonmanagement executive session, the lead independent director presides. If neither the Chairman of the Board nor the lead independent director is present or available at a nonmanagement executive session, the nonmanagement directors present elect among their members a director to chair such executive session. At these executive sessions, the outside directors review such matters as the Chairman of the Board (as long as he is a nonmanagement director) or lead independent director or the other members of the Board may raise, including strategic, operational, or financial issues and management performance and succession.

In addition, our corporate governance guidelines require the independent directors of the Board of Directors to meet at least once each year in executive session, and the lead independent director presides at such executive session.

Board Composition and Deutsche Telekom Board Designation Rights

The size of our Board of Directors has been fixed at eleven. Subject to the provisions of our certificate of incorporation and the Stockholder’s Agreement, the size of our Board may be changed in the manner prescribed by our bylaws.

Pursuant to our certificate of incorporation and the Stockholder’s Agreement, Deutsche Telekom generally has the right to designate as nominees for election to our Board of Directors a number of individuals, each of whom we refer to as a Deutsche Telekom designee, equal to the percentage of our common stock and other capital stock entitled to vote generally in the election of directors that is beneficially owned by Deutsche Telekom, or stock ownership percentage, multiplied by the number of directors on our Board, rounded to the nearest whole number. In addition, our certificate of incorporation and the Stockholder’s Agreement provide that each committee of the Board shall include in its membership a number of Deutsche Telekom designees in proportion to its stock ownership percentage, rounded to the nearest whole number, except to the extent such membership would violate applicable securities laws or stock exchange rules. However, no committee of the Board may consist solely of directors who are also officers, employees, directors or affiliates of Deutsche Telekom. Deutsche Telekom will have these board designation rights as long as its stock ownership percentage is 10% or more of the outstanding shares of our common stock.

If at any time the number of Deutsche Telekom designees then serving as directors on our Board of Directors or as members of any committee of our Board exceeds the number of Deutsche Telekom designees that Deutsche Telekom is entitled to designate, Deutsche Telekom will be required to cause the number of Deutsche Telekom designees then serving as directors on our Board or as members of such committee of our Board representing such excess to resign immediately as directors or committee members, as applicable.

Under our certificate of incorporation and the Stockholder’s Agreement, we and Deutsche Telekom have agreed to use our reasonable best efforts to cause at least three members of our Board of Directors to be considered “independent” under SEC and NYSE rules, including for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have five continuing directors that our Board has determined are independent under NYSE rules.

Nomination Process, Director Candidate Selection and Qualifications

Subject to Deutsche Telekom’s board designation rights under our certificate of incorporation and the Stockholder’s Agreement, which are described above, the Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for nomination to the Board. Subject to Deutsche Telekom’s board designation rights, the Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur.

Qualifications and Diversity

The Nominating and Corporate Governance Committee considers certain director selection guidelines adopted by our Board of Directors in evaluating candidates for election to the Board and making recommendations to the Board regarding director nominations. Under these director selection guidelines, the Nominating and Corporate Governance Committee considers the following qualifications, among others, of each director candidate:

•	Professional experience, industry knowledge, skills and expertise;
•	Leadership qualities, public company board and committee experience and non-business-related activities and experience;

•	High standard of personal and professional ethics, integrity and values;

•	Training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

16

CORPORATE GOVERNANCE

•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;

•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs;

•	Willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•	Willingness to act in the best interests of the Company and its constituents and to objectively assess Board, committee and management performances.

Our Board of Directors does not have a formal policy with respect to diversity on the Board. Rather, diversity is one of many factors under our director selection guidelines that the Nominating and Corporate

Governance Committee considers when evaluating potential director candidates. Our director selection guidelines do not narrowly define diversity by reference to gender and race; rather, diversity is broadly interpreted to include other factors such as age, geographic and professional diversity. In connection with its general responsibility to monitor and advise the Board on the size, role, function and composition of the Board, the Nominating and Corporate Governance Committee will periodically consider whether the Board represents the overall mix of skills and characteristics described in the director selection guidelines, including diversity and the other factors described above. Subject to Deutsche Telekom’s board designation rights, the selection process for director candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Nomination Process

In addition to candidates designated by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholder’s Agreement, the Nominating and Corporate Governance Committee may consider possible director candidates from a number of sources, including those recommended by stockholders, directors, or officers. In addition, the Nominating and Corporate Governance Committee may engage the services of outside consultants and search firms to identify potential director candidates. A stockholder who wishes to suggest a director candidate for consideration by the Nominating and Corporate Governance Committee should submit the suggestion to the Chair of the Nominating and Corporate Governance Committee, care of our Corporate Secretary, and include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. The Nominating and Corporate Governance Committee may request additional information about the suggested candidate and the proposing stockholder. Subject to Deutsche Telekom’s board designation rights, the full Board will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee.

With regard to the ten incumbent directors whose terms are set to expire at the Annual Meeting and have been nominated for reelection to the Board of Directors, our Board considered each director’s expertise, qualifications, attributes, skills, and overall service during the director’s term, including the number of meetings attended, his or her level of participation, the quality of his or her performance and whether he or she meets the independence standards set forth under applicable laws, regulations and NYSE rules. Each nominee for reelection as a director must consent to stand for reelection, and each of the Company’s nominees for director named in this Proxy Statement consented to stand for reelection and indicated that he or she would serve if elected. In connection with the nomination of Mr. Jacobfeuerborn for election to the position being vacated by Mr. Perry when the latter’s term expires at the Annual Meeting, the Board considered Mr. Jacobfeuerborn’s expertise, qualifications, attributes and skills.

Stockholder Nomination Procedures

In addition to nominations approved by the Board of Directors as described above, stockholders may nominate candidates for election to the Board to the extent permitted under, and in accordance with the requirements of, Article II, Section 12 of our bylaws.

Director Independence

The Board of Directors evaluates the independence of each director (including nominees for election to the Board) in accordance with applicable laws and regulations, NYSE rules and our corporate governance guidelines, and based upon the recommendation, advice, and information of the Nominating and Corporate Governance Committee. As a “controlled company” under NYSE rules, we are exempt from the requirement to have a majority of directors on our Board be independent. However, pursuant to our certificate of incorporation, the Stockholder’s Agreement and our corporate governance guidelines, the Board is required to have at least three directors (including all the members of the Audit

Committee) who meet the director independence standards included in NYSE rules. We have five continuing directors who our Board has determined are independent. The Board considers all relevant facts and circumstances in determining independence, including, among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, stockholder, or partner of an organization that has a material relationship with the Company. For certain types of relationships, NYSE rules require us to consider a director’s relationship with the Company, and also with any parent or subsidiary in a consolidated group with the Company, which includes Deutsche Telekom and its affiliates.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	17

CORPORATE GOVERNANCE

The Board of Directors has determined that Messrs. Barnes, Datar, Guffey, Perry and Westbrook and Ms. Taylor are independent under NYSE rules and our corporate governance guidelines. In addition, the Board has determined that each member of the Audit Committee meets the heightened independence criteria applicable to audit committee members under NYSE rules.

In making its director independence determinations, our Board considered, among other things, the following relationships and concluded that they are not material and therefore do not preclude a finding of independence:

•	Mr. Perry is a managing director of Madison Dearborn Partners, LLC, or Madison Dearborn, a private equity fund that manages a fund that held approximately 8.3% of our common stock prior to the Business Combination (approximately 2.17% immediately after the Business Combination). The fund distributed its remaining shares of our common stock to its partners in September 2013. As disclosed in “Transactions with Related Persons and Approval – Other Related Person Transaction,” a fund advised by Madison Dearborn has ownership interests in certain companies with whom we have commercial relationships.

•

Mr. Guffey is a senior managing director of the Private Equity Group of The Blackstone Group. A fund affiliated with The Blackstone Group previously owned a significant interest in Deutsche Telekom AG, our majority stockholder. The fund sold its Deutsche Telekom shares in 2013. Mr. Guffey was a member of the Supervisory Board at Deutsche Telekom AG from June 2006 until October 2013.

Board Committees and Related Matters

Directors are expected to attend all meetings of our Board of Directors and each committee on which they serve, as well as our Annual Meeting of Stockholders. In 2013, our Board (as then constituted) met 20 times. During 2013, each director attended at least 75% of all meetings of the Board and Board committees on which he or she served as a member during the year. All of our directors, other than Mr. Perry, attended our Annual Meeting of Stockholders in 2013.

The standing committees of our Board of Directors currently consist of the Audit Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Compensation Committee (including a Section 16 Subcommittee). A copy of the charters for the standing committees of our Board can be found on our website at www.t-mobile.com by clicking the “Investor Relations” hyperlink located in the footer of the home page and then selecting “Governance Documents” under the “Corporate Governance” tab. The Board also, from time to time, creates ad hoc committees of the Board that have a specific purpose.

The current members of each standing committee of the Board of Directors are listed below:

	Audit Committee	Nominating and Corporate Governance Committee	Executive Committee (a)	Compensation Committee (a)
Committee Members
W. Michael Barnes	Member
Thomas Dannenfeldt			Member	Member
Srikant M. Datar	Chairperson
Lawrence H. Guffey		Member		Member
Timotheus Höttges			Chairperson
Raphael Kübler			Member	Member
Thorsten Langheim		Member	Member
John J. Legere			Member
James N. Perry, Jr. (b)	Member		Member
Teresa A. Taylor (c)				Chairperson
Kelvin R. Westbrook (c)		Chairperson		Member
Meetings in Fiscal 2013	18	5	1	8

(a)

René Obermann served on the Compensation Committee and the Executive Committee from May 1, 2013 until his resignation from the Board effective November 15, 2013. Mr. Dannenfeldt has served on the Compensation Committee and the Executive Committee since his appointment to the Board effective November 15, 2013.

(b)	Mr. Perry’s term as a director will expire at the Annual Meeting, at which time he will cease to be a member of the Audit Committee and the Executive Committee.
(c)	Ms. Taylor and Mr. Westbrook are also members of the Section 16 Subcommittee of the Compensation Committee.

Prior to the consummation of the Business Combination, the committees of the legacy MetroPCS Board of Directors consisted of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Finance and

Planning Committee. Upon consummation of the Business Combination, the Board dissolved the Finance and Planning Committee.

The members of each committee of the legacy MetroPCS Board of Directors prior to the consummation of the Business Combination are listed below:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Planning Committee
W. Michael Barnes, Chair	C. Kevin Landry, Chair	James N. Perry, Jr., Chair	Arthur C. Patterson, Chair
John (Jack) F. Callahan, Jr.	W. Michael Barnes	C. Kevin Landry	C. Kevin Landry
James N. Perry, Jr.	Arthur C. Patterson	Arthur C. Patterson	James N. Perry, Jr.

18

CORPORATE GOVERNANCE

Effective upon the consummation of the Business Combination, Messrs. Callahan, Landry, and Patterson, as well as Mr. Linquist, who previously served as the legacy MetroPCS Chairman of the

Board of Directors and Chief Executive Officer, resigned from the Board. In addition, Mr. Barnes ceased to serve on the Compensation Committee.

Audit Committee

The current members of our Audit Committee are Srikant M. Datar, who serves as Chair, and W. Michael Barnes and James N. Perry, Jr. Our Board of Directors determined that each of the members of the Audit Committee is independent under applicable SEC regulations and NYSE rules and financially literate under applicable NYSE rules. No member of the Audit Committee is, or has been, associated with the Company’s auditors or accountants, or has performed “field work,” and no member of the Audit Committee is, or has been, a full-time or part-time employee of the Company. Our Board has determined that all of the members are “audit committee financial experts,” as such term is defined in Item 407(d)(5) of Regulation S-K, and have accounting or related financial management expertise, as required under NYSE rules, because of Mr. Datar’s extensive experience as a professor of accounting and business administration, because Mr. Barnes previously served as the Chief Financial Officer of Rockwell International Corporation, and because of Mr. Perry’s education and experience as an audit committee member. SEC regulations provide that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an “audit committee financial expert” pursuant to Item 407 of Regulation S-K. Pursuant to the Audit Committee’s charter, no member of the Audit Committee may serve on more than two audit committees of publicly traded companies other than the Company at the same time such member serves on the Audit Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

The responsibilities of the Audit Committee include, among others:

•

overseeing, reviewing and evaluating our financial statements, the audits of our financial statements, our accounting and financial reporting processes, the integrity of our financial statements, our disclosure controls and procedures and our internal audit functions;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•

pre-approving the retention of the independent registered public accounting firm to perform permissible audit, audit-related, and non-audit services, and the fees to be paid in connection therewith, other than de minimis non-audit services allowed by applicable law;

•	providing oversight of the Company’s risk assessment and risk management policies;

•	reviewing all related person transactions;

•

developing and overseeing compliance with a code of ethics for senior financial officers and a code of business conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	periodically evaluating our compliance and ethics program;

•	periodically evaluating the charter for the Audit Committee and recommending changes to the Board; and

•	conducting an annual self-evaluation.

The Audit Committee is authorized by its written charter to retain, compensate and evaluate consultants and outside counsel as necessary for it to carry out its duties without consulting with or obtaining the approval of the Board of Directors or any officer of the Company. The Audit Committee relies on the information provided by management and the Company’s independent registered public accounting firm. The Audit Committee does not have the duty to plan or conduct audits or to determine whether the Company’s financial statements and disclosures are complete and accurate or in accordance with generally accepted accounting principles.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Kelvin R. Westbrook, who serves as Chair, and Lawrence H. Guffey and Thorsten Langheim. Our Board of Directors has determined that Messrs. Westbrook and Guffey are independent under applicable NYSE rules.

The responsibilities of the Nominating and Corporate Governance Committee include, among others:

•

subject to our certificate of incorporation and the Stockholder’s Agreement, assisting in the process of identifying, recruiting, evaluating, and nominating candidates for membership on our Board and the committees thereof consistent with criteria in the director selection guidelines;

•	annually presenting to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders;
•	periodically reviewing, approving and recommending to the Board appropriate revisions to the director selection guidelines;

•	developing processes regarding the review, approval, recommendation and consideration of director candidates;

•

subject to our certificate of incorporation and the Stockholder’s Agreement, recommending to the Board director membership on Board committees and advising the Board and/or committees with regard to selection of Chairpersons of committees;

•

conducting an annual self-evaluation and developing and overseeing a process for an annual evaluation of the Board, and establishing and coordinating with applicable committee Chairpersons the criteria and methods for evaluating the effectiveness of the Board’s committees; and

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	19

CORPORATE GOVERNANCE

•	reviewing and recommending to the Board appropriate revisions to the corporate governance guidelines.

The Nominating and Corporate Governance Committee is authorized by its charter to retain, compensate, evaluate and terminate consultants, including search firms retained to identify candidates for the Board of Directors and outside counsel necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board or any officer of the Company.

Executive Committee

Our Board of Directors established an Executive Committee following the consummation of the Business Combination. The current members of our Executive Committee are Timotheus Höttges, who serves as Chairman, and Thomas Dannenfeldt, Raphael Kübler, Thorsten Langheim, John J. Legere and James N. Perry, Jr. René Obermann served on our Executive Committee from May 1, 2013 until his resignation, which was effective November 15, 2013. Following Mr. Obermann’s resignation from the Board of Directors, Mr. Dannenfeldt replaced him as a member of the Executive Committee. Pursuant to its charter, the Executive Committee must include the lead independent director of the Board or another Non-Affiliated Director (as defined in the Stockholder’s Agreement) and the Company’s Chief Executive Officer. The Executive Committee has been established by our Board of Directors to review and provide guidance to our senior management regarding our strategy, operating plans and operating performance, and under certain circumstances, to exercise the powers and duties of the Board between Board meetings; provided that the matter is not such that is not permitted under applicable law or our certificate of incorporation or bylaws to be delegated by the Board to a committee of the Board. In addition, before exercising the powers and authority of the Board with respect to any particular matter, the Chairperson and the independent member shall have concurred that, under the circumstances, it would be neither advisable to delay consideration of that matter to the next regularly scheduled meeting of the Board nor practicable to schedule a special meeting of the Board to consider that matter on a timely basis.

The Executive Committee is authorized by its charter to retain, compensate, evaluate and terminate consultants, including outside counsel, as necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board of Directors or any officer of the Company.

Compensation Committee

The current members of our Compensation Committee are Teresa A. Taylor, who serves as Chair, and Thomas Dannenfeldt, Lawrence H. Guffey, Raphael Kübler and Kelvin R. Westbrook. René Obermann served on our Compensation Committee from May 1, 2013 until his resignation, which was effective November 15, 2013. Following Mr. Obermann’s resignation from the Board of Directors, Mr. Dannenfeldt replaced him as a member of the Compensation Committee. The Board of Directors has determined that Ms. Taylor and Messrs. Guffey and Westbrook are independent in accordance with NYSE rules.

The responsibilities of the Compensation Committee include, among others:

•	periodically reviewing and approving our overall executive compensation philosophy and our executive compensation programs, policies and practices;

•

reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance and determining the Chief Executive Officer’s compensation;

•	reviewing and approving annual compensation for our other executive officers;

•	reviewing and approving annual and long-term incentive compensation plans for executive officers;

•	reviewing and recommending to the Board for its approval all Company equity compensation plans and overseeing the administration of those plans;

•

reviewing and recommending to the Board with respect to compensation for non-employee members of the Board (directors who are not employees of the Company or officers or employees of Deutsche Telekom), and periodically reviewing the status of Board compensation policies and discussing the results of such review with the Board;

•	determining officer and director stock ownership guidelines and monitoring compliance with such guidelines;

•	periodically reviewing with management the compensation programs for all employees, including management’s assessment of risks arising from such programs;

•	reviewing annually plans for succession of senior management; and

•	conducting an annual self-evaluation.

The Compensation Committee has established a Section 16 Subcommittee, which has sole authority to approve all awards granted to the Company’s officers who are subject to Section 16 of the Exchange Act (“Section 16 officers”) that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and unless otherwise determined by the Compensation Committee, authority to approve all equity or equity-based awards to the Company’s Section 16 officers. The Committee has delegated authority to the Company’s Executive Vice President, Human Resources, to make awards to employees who are not Section 16 officers in accordance with the terms and limitations established by the Committee.

The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Committee has retained Mercer (a wholly owned subsidiary of Marsh & McLennan Companies, Inc.), a well-recognized employee benefits and compensation consulting firm, as its compensation consultant to evaluate and recommend the compensation and benefits provided to the Chief Executive Officer and the other

20

CORPORATE GOVERNANCE

executive officers. At the request of the Committee, a consultant from Mercer attends the Committee meetings at which executive officer compensation is discussed and provides information, research and analysis pertaining to executive compensation and benefits as requested by the Committee. Mercer also updates the Committee on market trends and makes recommendations for establishing the market values of compensation for the executive officers of our Company. During 2013, Mercer provided executive compensation services to the Company and T-Mobile USA. The aggregate fees for such services were $89,179. In addition, Mercer provided services to the Company and T-Mobile USA for investment and benefits consulting and retirement plan consulting. The aggregate fees for such services were $92,000.

The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account the market rates recommended by its compensation consultant and the compensation recommendations by the Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both management and its consultant provides useful information and points of view to assist the Compensation Committee in determining the appropriate compensation.

Compensation Committee Interlocks and Insider Participation

During 2013, the following persons served at various times on the Compensation Committee: W. Michael Barnes, Thomas Dannenfeldt, Lawrence H. Guffey, Raphael Kübler, C. Kevin Landry, René Obermann, Arthur C. Patterson, Teresa A. Taylor, and Kelvin R. Westbrook. No members of the Compensation Committee who served during 2013 were officers or employees of the Company or any of its subsidiaries during the year, were formerly Company officers or had any relationship otherwise requiring disclosure as a Compensation Committee interlock.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	21

CORPORATE GOVERNANCE

Director Compensation

Non-Employee Director Compensation Program

In 2013, in anticipation of consummation of the Business Combination, our Board of Directors undertook a review of compensation for non-employee directors. It was assisted in this review by management’s compensation consultant, Towers Watson, which provided advice and perspective regarding peer group practices and broader market trends. As a result of this review, our Board adopted the T-Mobile US, Inc. Director Compensation Program (our “non-employee director compensation program”) effective following consummation of the Business Combination as of May 1, 2013, which with respect to equity awards was subject to stockholder approval of the 2013 Omnibus Incentive Plan. Members of our Board of Directors who are employees of the Company, or an officer or employee of Deutsche Telekom, do not receive any compensation with respect to their service as a member of our Board of Directors.

Each director who is not an employee of the Company or an officer or employee of Deutsche Telekom (a “non-employee director”) is eligible to participate in the non-employee director compensation program. Each non-employee director receives an annual cash retainer, and the Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as the lead independent director, each receive an additional cash retainer, paid in equal quarterly installments at the end of the quarter in which earned. Fees are subject to proration for any person who becomes a non-employee director and/or committee chair at any time of the year other than the date of the Company’s annual meeting of stockholders. Non-employee directors also receive additional cash compensation for in-person or telephonic Board and committee meetings in excess of ten board meetings and ten committee meetings per calendar year. Directors also receive reimbursement of expenses incurred in connection with their Board service.

Immediately after each annual meeting of stockholders, each non-employee director automatically receives an award of time-vested restricted stock units (“RSUs”) with a value of $100,000, with pro rata awards for non-employee directors joining the Board at any time other than the date of the annual meeting of stockholders. The time-vested RSUs vest on the one-year anniversary of the grant date or on the date of the next meeting for directors not standing for re-election. In the event of a director’s termination of service prior to vesting, all time-vested RSUs are automatically forfeited to the Company. The time-vested RSUs immediately vest on the date of a change in control of the Company.

In addition, non-employee directors are eligible to receive up to two handsets and up to five lines of U.S. service pursuant to our Board of Directors Phone Perquisite Program.

The following table summarizes the compensation payable to the Company’s non-employee directors pursuant to the non-employee director compensation program:

Elements of Non-Employee Director Compensation	Amount
Annual cash retainer	$100,000
Additional annual cash retainer for:
Lead Independent Director	$25,000
Audit Committee Chair	$50,000
Compensation Committee Chair	$25,000
Nominating and Corporate Governance Committee Chair	$10,000
Annual award of time-vested RSUs	$100,000
Additional cash amounts for each Board and committee meeting in excess of ten meetings per year:
In person	$2,000
By telephone	$1,000

22

CORPORATE GOVERNANCE

Legacy MetroPCS Non-Employee Director Compensation

In fiscal year 2013 until the Business Combination was consummated on April 30, 2013, each member of our Board of Directors who was not an employee of legacy MetroPCS was eligible to participate in the MetroPCS Communications, Inc. Third Amended and Restated Non-employee Director Remuneration Plan, or legacy MetroPCS non-employee director remuneration plan, under which such directors received compensation for serving on our Board. Under the legacy MetroPCS non-employee director remuneration plan, directors who were employees did not receive any additional compensation in respect of their services as directors.

Under the legacy MetroPCS non-employee director remuneration plan, each non-employee director received an annual cash retainer, and the chairs of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Finance and Planning

Committee each received an additional annual cash retainer. Each non-employee director also received an initial grant of options to purchase common stock upon becoming a member of the Board, and an additional annual grant of stock options, each with an exercise price equal to the common stock’s closing price on the NYSE on the date of grant, and vesting over three years in a series of 36 successive equal monthly installments beginning after the date of grant, as well as an annual grant of shares of restricted stock vesting over three years in a series of 12 successive equal quarterly installments beginning three months after the grant date. In addition, each non-employee director received additional cash amounts for each Board meeting and committee meeting attended in person and for each telephonic meeting of the Board and each committee meeting attended telephonically.

The following table summarizes the compensation payable to the legacy MetroPCS non-employee directors pursuant to the legacy MetroPCS non-employee director remuneration plan:

Elements of Legacy MetroPCS Non-Employee Director Compensation	Amount
Annual cash retainer	$40,000
Additional annual cash retainer for committee chairs:
Audit Committee	$30,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$10,000
Finance and Planning Committee	$10,000
Initial stock option award	16,800 shares	*
Annual stock option award	8,400 shares	*
Annual restricted stock award	3,000 shares	*
Additional cash amounts for each Board and committee meeting:
In person	$ 2,000
By telephone	$ 1,000
*	As adjusted for the 1:2 reverse stock split and cash payments effected in connection with the Business Combination.

In connection with the consummation of the Business Combination, all outstanding equity awards under the Company’s equity plans, including each outstanding stock option and each share of restricted stock held by directors of legacy MetroPCS, automatically vested and, in the case of stock options, became exercisable. Holders of stock options could elect to receive cash in lieu of their vested stock options during the five days following the consummation of the Business Combination in accordance with the terms of the Business Combination Agreement. Any stock options that were not cashed out were adjusted for the 1:2 reverse stock split and the cash payment and remain outstanding in accordance their terms.

Non-Employee Director Stock Ownership Guidelines

In connection with the consummation of the Business Combination, we adopted stock ownership guidelines for non-employee directors under which each non-employee director is expected to acquire and maintain ownership of shares of common stock equal in value to five times his or her annual retainer measured as of May 1, 2013 for non-employee directors serving on that date and as of the date board service commences going forward. Each non-employee director is expected to meet the ownership guidelines within five years from the applicable measurement date, and is expected to retain at least 50% of the net shares of common stock acquired through the Company’s equity compensation plans until the ownership threshold is met.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	23

CORPORATE GOVERNANCE

2013 Director Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2013, earned by or paid to each individual who served as a non-employee director during 2013. The amounts presented in this table and the footnotes that follow reflect the 1:2 reverse stock split and cash payments effected in accordance with the Business Combination.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
W. Michael Barnes (3)	172,167	158,759	82,396	413,322
John (Jack) F. Callahan, Jr. (4)	71,500	58,740	82,396	212,636
Srikant M. Datar (5)	100,000	100,019	—	200,019
Lawrence H. Guffey (5)	68,667	100,019	—	168,686
C. Kevin Landry (4)	68,000	58,740	82,396	209,136
Arthur C. Patterson (4)	69,500	58,740	82,396	210,636
James N. Perry, Jr. (3)	145,167	158,759	82,396	386,322
Teresa A. Taylor (5)	100,000	100,019	—	200,019
Kelvin R. Westbrook (5)	75,333	100,019	—	175,352
(1)

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with ASC 718 (Topic 718, “Compensation – Stock Compensation”), or ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the directors. For stock awards granted after the Business Combination, see Note 1 and Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a summary of the assumptions we apply in calculating these amounts. For stock awards granted by legacy MetroPCS before the Business Combination, the valuation was determined based on the closing price of the legacy MetroPCS common stock on the NYSE on the grant date. On February 5, 2013, each legacy MetroPCS director was awarded 3,000 restricted stock awards with a grant date fair value of $58,740. On June 6, 2013, each non-employee director serving on our Board of Directors following consummation of the Business Combination was awarded 4,804 time-vested RSUs with a grant date fair value of $100,019. As of December 31, 2013, Messrs. Barnes, Datar, Guffey, Perry and Westbrook and Ms. Taylor each held 4,804 unvested time-vested RSUs.

(2)

The value of stock awards and option awards granted by legacy MetroPCS during 2013 is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect legacy MetroPCS’s accounting expense and do not correspond to the actual value that will be realized by the directors. For option awards granted by legacy MetroPCS, the valuation was determined using a Black-Scholes pricing model that included the following variables (at date of grant on February 5, 2013): (i) exercise price: $11.49; (ii) expected dividends: 0%; (iii) expected life in years: 5; (iv) estimated volatility: 60%; and (v) risk-free interest rate: 0.81%. On February 5, 2013, each legacy MetroPCS director was awarded a stock option to purchase 8,400 shares of common stock, with a grant date fair value of $82,396. As of December 31, 2013, the directors held outstanding stock options as follows: Mr. Barnes, 171,643 shares and Mr. Perry, 147,900 shares.

(3)	During 2013 Messrs. Barnes and Perry served on the Board of Directors of the Company before and after the consummation of the Business Combination.

(4)	During 2013 Messrs. Callahan, Landry and Patterson served on the legacy MetroPCS Board of Directors until consummation of the Business Combination.

(5)	Messrs. Datar, Guffey, and Westbrook and Ms. Taylor commenced service on the Board of Directors upon consummation of the Business Combination.

24

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Although ratification of the appointment of PricewaterhouseCoopers LLP by our stockholders is not required, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

Deloitte & Touche LLP audited the legacy MetroPCS financial statements for the fiscal years ended December 31, 2012 and 2011. PricewaterhouseCoopers LLP audited the financial statements of T-Mobile US, Inc. for its fiscal year ended December 31, 2013 and of T-Mobile USA, Inc. for its fiscal year ended December 31, 2012. The Business Combination was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, T-Mobile USA, have become our historical financial statements. Upon the consummation of the Business Combination, Deloitte & Touche LLP was dismissed as our independent registered public accounting firm and PricewaterhouseCoopers LLP was engaged to be our independent registered public accounting firm for the fiscal year ended December 31, 2013.

Deloitte & Touche LLP’s reports on legacy MetroPCS’s financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the years ended December 31, 2012 and 2011 and through the date that Deloitte & Touche LLP was dismissed as our independent registered public accounting firm, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements for such years.

We provided Deloitte & Touche LLP with a copy of the foregoing disclosures as contained in Item 4.01 of our Current Report on Form 8-K filed with the SEC on May 2, 2013, as amended by the Form 8-K/A thereto dated May 8, 2013, and requested that Deloitte & Touche LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the Company. A copy of such letter, dated May 1, 2013, is filed as Exhibit 16.1 to that Current Report on Form 8-K, as amended.

As noted above, on May 1, 2013, our Audit Committee formally engaged PricewaterhouseCoopers LLP to be our independent registered public accounting firm for the fiscal year ended December 31, 2013. During the fiscal years ended December 31, 2012 and 2011, and during the interim period from January 1, 2013 to May 1, 2013, the Company did not consult with PricewaterhouseCoopers LLP with regards to the financial statements of legacy MetroPCS, which were audited by Deloitte & Touche LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the fiscal years ended December 31, 2012 and 2011, and during the interim period from January 1, 2013 to May 1, 2013, no written report or oral advice was provided to the Company by PricewaterhouseCoopers LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	25

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

Audit and All Other Fees

For work performed with regard to fiscal years 2013 and 2012, PricewaterhouseCoopers LLP was paid the following fees for services, as categorized:

	2013 ($)	2012 ($)
Audit Fees (1)	6,499,000	4,243,000
Audit-Related Fees (2)	254,000	—
Tax Fees (3)	95,000	40,000
All Other Fees (4)	190,000	3,000
Total Fees	7,038,000	4,286,000

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of fees for permitted services other than those that meet the criteria above and include fees to assess mobile advertising for a joint venture and research subscriptions.

Required Vote

Ratification of the appointment of our independent registered public accounting firm requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment but is under no obligation to appoint a different independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for reviewing and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee charter authorizes the Audit Committee to establish a policy and related procedures regarding the pre-approval of audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee, who is authorized to pre-approve services to be performed by our independent registered public accounting firm and the compensation to be paid for such services if it is impracticable to delay the review and approval of such services and compensation until the next regularly scheduled meeting of the Audit Committee, provided that in such case the Chair shall provide a report to the Audit Committee at its next regularly scheduled meeting of any services and compensation approved by the Chair pursuant to the delegated authority.

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (1) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2013; (2) discussed with the Company’s independent registered public accounting firm the matters required by the auditing standards of the Public Company Accounting Oversight Board, or PCAOB, including those required by PCAOB AU 380, Communications with Audit Committees; (3) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and (4) discussed with the Company’s independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.

Company management is responsible for the assessment and determination of risks associated with the Company’s business,

financials, operations and contractual obligations. The Committee, together with the Board, is responsible for oversight of the Company’s management of risks. As part of its responsibilities for oversight of the Company’s management of risk, the Committee has reviewed and discussed the Company’s enterprise-wide risk assessment and the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Committee has discussed with the Company’s Internal Audit Department and its independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee regularly meets with the head of the Company’s Internal Audit Department and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

26

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm also is responsible for performing an independent audit of the effectiveness of the Company’s internal controls over financial reporting and issuing a report thereon. The Committee relies, without independent verification, on the information provided to us and on the representations made by management and the Company’s independent registered public accounting firm. Based on the review and discussion and the representations made by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee:

Srikant M. Datar, Chair

W. Michael Barnes

James N. Perry, Jr.

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

The Board of Directors recommends that you vote

“FOR”

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	27

As required by Section 14A of the Exchange Act, we are asking for your advisory vote on the following resolution (“say-on-pay”):

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

At our 2011 Annual Meeting of Stockholders, we submitted an advisory proposal on the frequency of the say-on-pay vote. Our Board of Directors recommended a triennial, meaning once every three years, say-on-pay vote. At the 2011 Annual Meeting of Stockholders, a majority of the votes cast (excluding abstentions) were in favor of holding the advisory vote on executive compensation once every three years. After taking into consideration, among other factors, the resulting vote of the stockholders at our 2011 Annual

Meeting of Stockholders, our Board determined to hold the advisory vote to approve executive compensation once every three years. Therefore, the next say-on-pay and frequency votes will both be held on or before the Company’s 2017 Annual Meeting of Stockholders.

As described in the “Executive Compensation – Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to attract, motivate and retain highly-qualified employees, to align our executives’ interests with those of our stockholders and to provide our executives with certain additional compensation when superior financial results are achieved. The Compensation Committee and the Board of Directors believe that the compensation policies and procedures articulated in the “Executive Compensation – Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our goals.

Required Vote

Approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal at the Annual

Meeting. The vote is nonbinding. However, our Compensation Committee will review and consider the advisory vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that you vote

“FOR”

the approval of the compensation of our Named Executive Officers,

as disclosed in this Proxy Statement.

28

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for 2013 for the following executive officers (collectively, the “Named Executive Officers”):

•	John J. Legere, President and Chief Executive Officer

•	J. Braxton Carter, Executive Vice President and Chief Financial Officer

•	James C. Alling, Executive Vice President and Chief Operating Officer T-Mobile Business
•	Thomas C. Keys, Executive Vice President and Chief Operating Officer MetroPCS Business

•	Neville R. Ray, Executive Vice President and Chief Technology Officer

•	Roger D. Linquist, former Chairman and Chief Executive Officer of legacy MetroPCS

In accordance with SEC rules, we used compensation paid to our executive officers after the Business Combination, from May 1, 2013 through December 31, 2013, to determine our Named Executive Officers for 2013, but we have disclosed compensation paid to the Named Executive Officers for the full year.

Summary of 2013 Performance

In 2013, we transformed our Company under the Un-carrier initiative, successfully executed the network modernization plan and became the fastest growing wireless carrier in the United States, while achieving strong results in total shareholder return.

Q1 and Q2 2013 results are pro forma combined based on total revenues of legacy MetroPCS and T-Mobile USA.	[1] Based on download speeds

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	29

EXECUTIVE COMPENSATION

The chart below illustrates the Company’s total shareholder return (“TSR”) performance relative to our peer group’s TSR performance from May 1, 2013, the first trading day post-Business Combination, through December 31, 2013. See “– Peer Group Companies and Benchmarking” for a discussion of our peer group.

T-Mobile US, Inc. vs. Peer Group

Total Shareholder Return: 5/1/2013 through 12/31/2013 (1),  (2),  (3)

(1)	Data represents closing prices as of May 1, 2013 and December 31, 2013, assuming re-investment of dividends, as reported from Equilar Corporate Governance Database.

(2)	Methodology: (end price – start price)/start price, where applicable, dividends are re-invested.

(3)	Summary statistics are based on the 19 peer group companies excluding TMUS TSR.

Executive Compensation Key Highlights

We highlight below key compensation practices that we have implemented to align the interests of management with those of our stockholders, and pay practices that we avoid because we do not believe they serve our stockholders’ long-term interests:

What we do:

•	Independent Compensation Consultant. The Compensation Committee has retained an independent outside compensation consultant.

•	Independent Compensation Committee Chair. The Compensation Committee Chair is independent.

•

Stock Ownership Guidelines.    We expect our executive officers and directors to meet stock ownership guidelines, and to retain at least 50% of the net shares acquired through equity compensation plans until the required levels are met.

•

Double-Trigger Acceleration.    Under the 2013 Omnibus Incentive Plan, we do not accelerate vesting of employee awards that are assumed or replaced by the resulting entity after a change in control unless an employee’s employment is also terminated by the Company without cause or by the employee for good reason within one year of the change in control (a “double trigger”).

•

Clawback.    All awards granted under the 2013 Omnibus Incentive Plan are subject to the clawback provisions of the Dodd-Frank Act and its implementing regulations, and to any clawback policies to be adopted by us pursuant to the Dodd-Frank Act or otherwise.

•

Mitigation of Risk.    We mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawbacks and stringent stock ownership guidelines and holding requirements. The Compensation Committee adopted a compensation program that incorporates objective, predetermined metrics and emphasizes pay-for-performance. Our compensation program is structured to provide an appropriate balance between fixed and variable compensation, and to focus on both short-term and long-term performance from a financial, operating, and market perspective.

•	Use of Tally Sheets. The Compensation Committee utilizes tally sheets to analyze both the individual elements of compensation and the aggregate total amount of actual and projected compensation.

•

Qualification for Section 162(m) Tax Deductibility.    We award incentive compensation that is intended to qualify as performance-based compensation under Section 162(m), as discussed below under “– Other Matters – Tax Considerations.”

•

Representative Peer Group and Benchmarking.    The Compensation Committee worked with its independent compensation consultant to benchmark the executive officer compensation against a representative peer group that is based on size, industry and ability to compete with the Company for executive talent.

30

EXECUTIVE COMPENSATION

What we do not do:

•	No Short-Selling, Hedging or Pledging. We prohibit our executives, directors and employees from engaging in short-selling, hedging or pledging transactions with respect to Company securities.

•	No Excise Tax Gross Ups. We do not provide our executives with “excise tax gross ups” in the event of a change in control.
•	Limited Perquisites. Our executives receive no perquisites other than relocation benefits.

•	No Special Executive Retirement Program. Our executives participate in the same benefit programs as our other employees other than a non-qualified deferred compensation plan.

Executive Compensation System

Principles and Objectives of Executive Compensation Program

Based on the principles of achieving a business-aligned, performance-based and market-driven compensation program, the executive compensation program is designed to achieve the following objectives:

•	Emphasize pay-for-performance.

•	Attract, retain and motivate talented and experienced executives in the highly-competitive and dynamic wireless telecommunications industry.

•	Recognize, compensate and reward executives whose knowledge, skills and performance are critical to our success.
•

Align the interests of our executive officers with our stockholders by motivating executive officers to increase stockholder value and reward such executive officers when specific, measurable milestones are achieved.

•	Encourage appropriate risk taking while discouraging behavior that may result in unnecessary or excessive risk.

In setting total compensation at competitive levels, the Compensation Committee determines the appropriate balance between:

•	Fixed and variable pay elements;

•	Short- and long-term pay elements; and

•	Cash and equity-based pay elements.

Elements of Executive Compensation Program

The following table provides an overview of the elements of our executive compensation program:

Pay Element	Characteristics	Primary Objective

Base salary	Annual fixed cash compensation	Attract and compensate high-performing and experienced executives

Annual short-term incentives	Annual variable cash compensation based on the achievement of annual performance measures	Incentivize executives to achieve challenging short-term performance measures

Long-term incentives*	Long-term variable equity awards granted annually as a combination of performance-vested and time-vested RSUs	Align executives’ interests with those of stockholders to grow long-term value and retain executives

*	Long-term incentives under the legacy T-Mobile LTIP (as defined below) were awarded in cash. The legacy T-Mobile LTIP and the legacy MetroPCS LTIP are defined and described further below.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	31

EXECUTIVE COMPENSATION

Emphasis on Performance

To promote a performance-based culture that further links the interests of management and stockholders, the executive compensation program is focused extensively on variable, performance-based compensation. As illustrated in the charts below, over 90% of our Named Executive Officers’ total compensation as reported in the 2013 Summary Compensation Table was based on awards subject to stock performance and other challenging pre-established metrics.

32

EXECUTIVE COMPENSATION

2013 Executive Officer Compensation

Factors Considered When Determining Executive Officer Compensation

The primary principle and objective of our compensation program is to align the strategic goals of management and stockholders by motivating and rewarding executive officers on a pay-for-performance basis through a market-competitive pay package.

Role of Compensation Consultant and Management.    The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account the market analysis and recommendations provided by its compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both its consultant and our Chief Executive Officer provides useful information and points of view to assist the Compensation Committee in determining appropriate compensation.

Market Analysis.    We use comparative executive officer compensation data from a peer group of public companies to evaluate the competitiveness of our executive officer compensation and to guide the compensation for newly-hired executive officers. We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead the Company and execute on our strategic business plan. In analyzing this information, we compare the executive compensation program as a whole and compare the pay of individual executives if we believe the positions are sufficiently similar to make meaningful comparisons. We do not target a specific position in the range of comparative data for each individual or for each component of compensation. In determining the amount of base salary, target incentive award and level of equity compensation for each Named Executive Officer, we review the comparative compensation data provided by the compensation consultant and consider each executive’s level of responsibility, prior experience, past job performance, contribution to the Company’s success, and capability and results achieved. We do not apply formulas or assign these factors specific mathematical weights; instead, the Compensation Committee exercises its business judgment and discretion.

Peer Group Companies and Benchmarking

Below are the peer companies we use to make compensation recommendations for officer positions. These companies were selected after the Business Combination based on similarity to the Company in terms of relative size based on revenue and market capitalization, industry, and their ability to compete with the Company for talent at the executive officer level.

Last Reported Full Fiscal Year as of December 31, 2013
(in billions)
Company	Ticker	Revenue ($)	Market Capitalization ($)
AT&T	T	128.75	185.22
Cablevision Systems	CVC	6.23	4.80
CenturyLink	CTL	18.10	18.83
Charter Communications	CHTR	8.16	14.24
Cisco Systems	CSCO	48.61	119.92
Comcast	CMCSA	64.66	134.93
DirecTV Group	DTV	31.75	36.29
Dish Network	DISH	13.90	26.53
Frontier Communications	FTR	4.76	4.65
Level 3 Communications	LVLT	6.31	7.42
Liberty Global Inc.	LBTYA	14.47	34.35
Microsoft	MSFT	77.85	312.30
Motorola Solutions	MSI	8.70	17.46
Qualcomm	QCOM	24.87	125.44
Sprint Nextel	S	35.49	42.27
Time Warner Cable	TWC	22.12	38.20
United States Cellular	USM	3.92	3.52
Verizon Communications	VZ	120.55	140.54
Windstream	WIN	5.99	4.76
Median		18.10	34.35
T-Mobile US, Inc.	TMUS	24.42	26.96

*

Prior to the Business Combination, the peer group used by the legacy MetroPCS Compensation Committee was CenturyLink, Charter Communications, Clearwire Corp., Frontier Communications, Leap Wireless International Inc., Liberty Global, NII Holdings, Inc., NTELOS Holdings Corp., TW Telecom Inc., United States Cellular Corp. and Windstream. These companies were chosen based on their being in the same industry, with comparable one-year revenue, three-year revenue, adjusted EBITDA, and compounded annual growth rate.

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EXECUTIVE COMPENSATION

The chart below illustrates the Company’s TSR performance relative to the peer group from May 1, 2013, the first trading day post-Business Combination, through December 31, 2013.

T-Mobile US, Inc. vs. Peer Group

Total Shareholder Return: 5/1/2013 through 12/31/2013 (1), (2), (3)

(1)	Data represents closing prices as of May 1, 2013 and December 31, 2013, assuming re-investment of dividends, as reported from Equilar Corporate Governance Database.

(2)	Methodology: (end price – start price)/start price, where applicable, dividends are re-invested.

(3)	Summary statistics are based on the 19 peer group companies excluding TMUS TSR.

Timing of Compensation Decisions

Certain 2013 compensation decisions were made in advance of the Business Combination. As discussed below, actions taken prior to or in connection with the Business Combination in large part determined the compensation for the Named Executive Officers for 2013 other than the Founders Grant (as described below) made after the Business Combination.

Actions taken prior to the Business Combination.    T-Mobile USA established base salary, target annual and long-term incentive levels, and certain retention arrangements for the Named Executive Officers. Pursuant to existing T-Mobile USA change in control arrangements, the value of short-term and long-term incentive awards was fixed at 100% of target (or, if greater, trending performance at the time of a business combination for annual incentive awards). Pursuant to legacy MetroPCS change in control arrangements, the vesting of all outstanding equity awards was accelerated for MetroPCS employees, including Messrs. Carter, Keys and Linquist.

Actions taken after the Business Combination.    The Company performed an extensive review of all elements of executive compensation and adopted a new executive compensation program. Our Board of Directors also approved (i) a new omnibus compensation plan, the Company’s 2013 Omnibus Incentive Plan, which was approved by our stockholders at the 2013 Annual Meeting of Stockholders, (ii) new equity awards (the “Founders Grant”) consisting of time-vested and performance-vested RSUs for executive officers, time-vested RSUs for management, and a one-time broad-based grant of time-vested RSUs for nearly all employees and (iii) additional governance compensation practices, including stock ownership guidelines.

Analysis of Executive Officer Compensation

Base Salary

Base salaries are designed to provide a competitive fixed base of cash compensation for each executive. Salaries may be adjusted based on individual factors such as scope of the executive’s responsibility, experience, and strategic impact. The Compensation Committee considers competitive market data, including peer group data and internal comparators among the officer positions. When setting base salaries, the Compensation Committee also considers the impact of base salary on other compensation elements, such as the size of target incentive awards. As discussed above, base salaries for the Named Executive Officers for 2013 were established prior to the Business Combination through negotiated employment agreements. After consummation of the Business Combination, the Compensation Committee reviewed the base salaries of our Named Executive Officers based on a market analysis prepared by management and reviewed by Towers Watson, and determined that the salaries were market competitive and that no further adjustments would be made for the remainder of 2013.

34

EXECUTIVE COMPENSATION

The following chart shows the post-Business Combination 2013 base salary of each current Named Executive Officer.

Officer	Base Salary ($)
John J. Legere	1,250,000
J. Braxton Carter	650,000
James C. Alling	600,000
Thomas C. Keys	670,000
Neville R. Ray	550,000

Annual Short-Term Incentives

Annual short-term incentive awards for 2013 were granted and paid under the 2013 Annual Corporate Bonus Plan previously administered by T-Mobile USA and assumed by the Company at the time of the Business Combination (“T-Mobile STIP”) and under the annual short-term incentive program of legacy MetroPCS (“legacy MetroPCS STIP”). These plans provided annual cash incentives to the executive officers and other key employees, as applicable, to reward performance against pre-approved goals.

T-Mobile STIP.    The Company maintains the T-Mobile STIP under which eligible employees, including the current Named Executive Officers, have the opportunity to earn awards. Pursuant to their employment agreements, Messrs. Carter and Keys began participation pro rata in the T-Mobile STIP after the Business Combination. The Compensation Committee sets the values of the T-Mobile STIP award opportunities as a percentage of an executive’s base salary. The applicable percentage for each Named Executive Officer is based on the scope of the executive’s responsibilities and on the results of our market analysis of comparative compensation of our peer companies in comparable positions. These award opportunities are established at threshold, target and maximum levels. In 2013, eligible employees could earn an award based on the Company’s evaluation of performance against two components, Company and individual. Mr. Legere’s T-Mobile STIP award was based 100% on Company performance. For the other Named

Executive Officers, the Company component accounted for 75% of the weighting and the individual component for 25%. The Company component was measured by the following key metrics: EBITDA, Branded Net Adds and LTE covered population. A minimum threshold had to be achieved on at least one of the metrics to generate awards for the Company component. If none of the minimum performance thresholds was achieved, no awards were paid. If the minimum threshold for any Company metric was achieved, then the Company results were applied to the participants’ target awards. Company results ranged from 0% to 200%.

For retention purposes, the T-Mobile STIP was modified by T-Mobile USA in August 2012 to provide that in the event of a business transaction creating a change in corporate status, the individual component of T-Mobile STIP awards would continue to be earned through the remainder of the performance period, with the Company component fixed at the greater of trending performance at the time of the business transaction or 100% of target. The Company component was achieved at 200% based on trending performance at the time of the Business Combination, and the Compensation Committee determined that the individual component for the current Named Executive Officers was also achieved at 200%, based on the contributions made by each Named Executive Officer to the Company’s strong 2013 performance, as described in “– Summary of 2013 Performance” above.

The following table shows the 2013 payouts under the T-Mobile STIP.

Officer	2013 Target Bonus Value ($)	Company Attainment	Individual Attainment	2013 Total Payout Value ($)
John J. Legere	1,500,000	200%	N/A	3,000,000
J. Braxton Carter	417,500	200%	200%	835,000
James C. Alling	630,769	200%	200%	1,261,538
Thomas C. Keys	438,752	200%	200%	877,504
Neville R. Ray	467,500	200%	200%	935,000

Legacy MetroPCS STIP.    The legacy MetroPCS STIP provided an opportunity for employees, including executive officers, to earn additional compensation for the achievement of certain corporate and individual performance goals. Target incentive opportunities were set as a percentage of base salary, which for Mr. Carter was 80% or $450,080, for Mr. Keys was 90% or $550,350, and for Mr. Linquist was 140% or $1,390,480, with the opportunity to earn up to 200% of target if the target performance goals were exceeded. The 2013 performance criteria and weighting were as follows: (i) the company/team performance criteria (70%) as measured by gross margin, adjusted EBITDA per average monthly subscriber, net subscriber additions, capital expenditures per ending subscriber and a discretionary component and (ii) individual performance component (30%). The attainment of payment for performance at the target level or above was not assured, and required strong company performance and significant effort on the part of the executive officers. See the table entitled “2013 Grants of Plan-Based Awards” and the accompanying narrative for more information regarding the legacy MetroPCS STIP awards granted to Messrs. Carter, Keys and Linquist in 2013. In accordance with the terms of the legacy MetroPCS STIP, these awards were accelerated and paid at 100% of target upon consummation of the Business Combination.

Long-Term Incentives

Long-term equity incentive awards post-Business Combination were granted as a Founders Grant in 2013 under the Company’s 2013 Omnibus Incentive Plan in lieu of a 2014 annual grant. Prior to the Business Combination, long-term incentive awards were made under the T-Mobile USA long-term cash incentive program (“legacy T-Mobile LTIP”) and the legacy MetroPCS long-term equity incentive program (“legacy MetroPCS LTIP”).

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EXECUTIVE COMPENSATION

T-Mobile Long-Term Equity Program.    After the Business Combination, the Compensation Committee directed management to work with its compensation consultant, Towers Watson, to prepare a compensation analysis addressing a new long-term incentive program for the management team of the combined Company, which was then reviewed by the Compensation Committee’s independent compensation consultant, Mercer. The business drivers for the program were to provide an initial equity grant shortly after the Business Combination to give the executives and employees at all levels an ownership stake in the Company and to align their interests with those of the stockholders. The program recognized that T-Mobile USA, as a privately held subsidiary of Deutsche Telekom, did not grant equity to its executives and that legacy MetroPCS executives held only stock options that had fully vested as a result of the Business Combination.

Based on this review and other deliberations, the Compensation Committee approved the Founders Grant, which gave nearly all employees employed at the time of the Founders Grant RSU grants. For most employees, the one-time grant vests in two tranches at the end of one- and two-year-vesting periods provided they remain employed at the Company. The Founders Grant was also part of our compensation program for executive officers and other management employees, as described below. The number of RSUs subject to each Founders Grant was calculated based on a target dollar value. To support employee engagement and drive enterprise results, the Compensation Committee elected to use the closing stock price on May 1, 2013, the first day of trading post-Business Combination ($16.52) as the divisor price for calculating the number of RSUs. An aggregate of approximately 24.43 million shares were granted (with performance-vested RSUs counted at target) as a Founders Grant to approximately 37,000 employees, including approximately 1.73 million shares granted to the current Named Executive Officers.

Although the design for the equity program calls for annual grants for executive officers and management to be made in February of each year, the Founders Grant was made in June 2013 for retention and incentive purposes, and was in lieu of the 2014 annual grant. Therefore, our Named Executive Officers are not expected to receive annual equity grants under the 2013 Omnibus Incentive Plan until February 2015, although we may grant interim supplemental equity awards to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility.

The Named Executive Officers other than the Chief Executive Officer received half of their Founders Grant in performance-vested RSUs and half in time-vested RSUs. The Chief Executive Officer’s grant had a greater emphasis on performance-vested RSUs, with 62.5% of his Founders Grant consisting of performance-vested RSUs and 37.5% in time-vested RSUs. Time-vested RSUs granted to the Named Executive Officers vest in three annual installments beginning in February 2015. Therefore, the Founders Grant has longer vesting periods than are anticipated for future annual grants under the 2013 Omnibus Incentive Plan. In recognition of the longer vesting schedule for the initial time-vested RSU grant and to support fulfillment of executive stock ownership guidelines, the total 2013 grant target value for the Founders Grant for the Named Executive Officers was made at 1.5 times the annual target value (2.0 times the annual target value for the Chief Executive Officer).

The total 2013 grant target values and target number of time-vested and performance-vested RSUs under the Founders Grant are as follows:

Officer	Total 2013 Grant Target Value ($)	Target Number of Performance-Vested RSUs (#)	Number of Time-Vested RSUs (#)
John J. Legere	12,000,000	453,996	272,398
J. Braxton Carter	4,875,000	147,549	147,549
James C. Alling	3,600,000	108,959	108,959
Thomas C. Keys	5,025,000	152,089	152,089
Neville R. Ray	3,052,500	92,389	92,389

The total 2013 grant target values shown in the table above were established by the Compensation Committee based on the closing stock price on May 1, 2013 of $16.52, the first day of trading post-Business Combination. However, the grants were not made until after stockholder approval of the 2013 Omnibus Incentive Plan at the Company’s 2013 Annual Meeting of Stockholders. As a result, the grant date fair values for these awards shown in the Summary Compensation Table and the 2013 Grants of Plan-Based Awards table below are greater than the values shown above because of the significant increase in the Company’s stock price after the Business Combination, which resulted in prices used for the measurement date fair value calculations of $21.20 on June 10, 2013 for the time-

vested RSUs and $36.84 on July 19, 2013 for the performance-vested RSUs.

Performance-vested RSUs granted to the Named Executive Officers vest based on the relative performance of the Company’s TSR compared to the TSR of companies that comprise our peer group over a measurement period that ends on December 31, 2015. The Compensation Committee chose relative TSR as the performance goal for the performance-vested RSUs because it provides a direct correlation between potential payouts and future stock performance, delivering strong objective alignment between our leadership team and our stockholders.

Performance-vested RSU achievement can range from 0% to 200% of target based on relative performance and is determined by multiplying the target number of performance-vested RSUs by an adjustment percentage based on the TSR percentile performance of the Company relative to our peer group, as follows:

TSR Percentile Ranking	Adjustment Percentage
Below 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	125%
100th percentile	200%

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EXECUTIVE COMPENSATION

The Adjustment Percentage will be interpolated on a linear basis, except that the Adjustment Percentage will equal 0% for a ranking below the 25th percentile.

Legacy T-Mobile LTIP.    The legacy T-Mobile LTIP consisted of cash awards rather than equity awards as T-Mobile USA was a privately held subsidiary of Deutsche Telekom at the time the legacy T-Mobile LTIP was adopted. At the beginning of each three-year performance period, executives received awards payable in cash to the extent the Company met or exceeded target long-term Company performance goals. Targets were set at the beginning of each three-year performance period. For the 2013-2015 performance cycle the performance goals and their weighting were: service revenue (50%), operating return on capital employed (ROCE) (30%) and TRI*M/customer satisfaction (20%). Individual target awards were based on a multiple of total target cash compensation, and final awards could range from 50% to 250% of an individual’s target. To the extent earned, half of each performance award vested in three equal annual tranches beginning with the end of the first year of the performance period, with the other half of the award cliff vesting at the end of the three-year performance period. In 2013, three cycles of legacy T-Mobile LTIP awards were outstanding, for the performance periods 2013-2015, 2012-2014 and 2011-2013.

At the beginning of the 2013-2015 performance period, award targets under the legacy T-Mobile LTIP were approved for Messrs. Alling and Ray. Mr. Legere’s target was set pursuant to his employment agreement. Pursuant to their employment agreements, Messrs. Carter and Keys received pro rata legacy T-Mobile LTIP awards effective upon the closing of the Business Combination. See the table entitled “2013 Grants of Plan-Based Awards” and the accompanying narrative for more information regarding the legacy

T-Mobile LTIP awards granted to the Named Executive Officers for 2013. For retention purposes, the legacy T-Mobile LTIP was modified in August 2012 to provide that in the event of a business transaction creating a change in corporate status, all awards would continue to vest as scheduled with both tranche and cliff portions paying at the end of the respective performance periods, subject to continued employment, with the amount of payment fixed at 100% of target. Final payout of the legacy T-Mobile LTIP will occur in February 2016.

Legacy MetroPCS LTIP.    The legacy MetroPCS LTIP for 2013 provided for awards in the form of stock options and restricted stock that were designed to align the interests of the executive officers to the interests of the stockholders. The amount of the award was based on the long-term component of the competitive market data established based on the peer group and selected other survey data. Legacy MetroPCS LTIP awards were targeted at the median level of market pay practices, with those individual executive officers who exceeded targeted performance levels having the opportunity to receive grants above the market median up to, and in certain circumstances, in excess of the 90th percentile level. Based on an executive’s individual performance and contributions to our overall performance, the 2013 legacy MetroPCS LTIP awards granted to Messrs. Carter, Keys and Linquist were just below the median. See the table entitled “2013 Grants of Plan-Based Awards” and the accompanying narrative for more information regarding the legacy MetroPCS LTIP awards granted to Messrs. Carter, Keys and Linquist for 2013. In accordance with the terms of the legacy MetroPCS LTIP, the vesting of these awards was accelerated at the time of the Business Combination.

Perquisites

We do not have executive perquisite benefits for any executive officer, including the Named Executive Officers, other than relocation benefits.

Comprehensive Benefits Package

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits and a 401(k) savings plan. We provide a non-qualified deferred compensation plan under which eligible participants may defer up to 75% of their base salary and 100% of their short-term incentive and long-term cash incentive. We did not provide any employer matching or discretionary allocations under the non-qualified deferred compensation plan for 2013.

Severance and Change in Control Benefits

We believe that it is appropriate to provide severance pay and other benefits to executive officers, including the Named Executive Officers, whose employment is terminated, including through involuntary termination by us without cause or due to corporate restructuring, and, in some cases, voluntary termination by the executive for good reason, to provide security of transition income and benefit replacement that will allow such executives to focus on our business priorities. We believe the level of severance and benefits provided by these arrangements is consistent with the practices of our peer group and is necessary to attract and retain key employees. These benefits are provided pursuant to written agreements with Messrs. Legere, Carter and Keys, our Severance Guidelines, our Executive Continuity Plan and our 2013 Omnibus Incentive Plan and award agreements. These arrangements do not include any gross up for excise taxes imposed as a result of severance or other payments deemed made in connection with a change in control. The potential payments and benefits available under these arrangements are discussed further under “– Potential Payments Upon Termination or Change in Control.”

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EXECUTIVE COMPENSATION

Other Matters

Tax Considerations

Internal Revenue Code Section 162(m) generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and the three other most highly-compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” or satisfies another exception is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our executive compensation program, the Committee believes it should retain flexibility in awarding compensation to our Named Executive Officers and thus has not adopted a policy that all compensation must be deductible for federal income tax purposes.

The Compensation Committee intends that annual and long-term cash incentive awards and performance-vested RSUs awarded or granted to our Named Executive Officers for 2013 be deductible under Section 162(m). However, because of the fact-based nature of the “performance-based compensation” exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, it cannot be guaranteed that annual and long-term cash incentive awards and performance-vested RSUs awarded or granted to our Named Executive Officers for 2013 will qualify for exemption under Section 162(m), thereby preventing us from taking a deduction.

Securities Trading Policy

Our insider trading policy prohibits executive officers, including the Named Executive Officers, directors and employees from trading in our securities while aware of material non-public information or engaging in hedging transactions or short sales and trading in puts and calls with respect to our securities. The policy also prohibits holding our securities in a margin account or pledging our securities as collateral for a loan. In addition, our executive officers, directors and employees are covered by our code of business conduct, which, like the insider trading policy, prohibits trading in our securities while in possession of material non-public information and the disclosure of material non-public information to others that may buy or sell our securities. Our insider trading policy also prohibits directors, executive officers and other designated employees from trading in our securities outside designated trading windows. Our insider trading policy permits employees, including officers and directors, to establish Exchange Act Rule 10b5-1 trading plans.

Clawback Provisions

All awards granted under the 2013 Omnibus Incentive Plan are subject to the requirements of Section 954 of the Dodd-Frank Act regarding the recovery of erroneously awarded compensation, as well as any implementing rules and regulations under the

Dodd-Frank Act, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies that may be adopted from time to time by the Company.

Stock Ownership Guidelines

Under our stock ownership guidelines for executive officers, each executive officer is expected to acquire and maintain ownership of our common stock equal in value to a specified multiple of the executive officer’s base salary measured as of May 1, 2013, for executives in office on that date, and as of the date the executive takes office for newly-hired executives going forward. The multiple for the Chief Executive Officer is five times base salary and the multiple for the other executive officers is three times base salary. Each executive officer is expected to meet the ownership guidelines within the later of five years from the date we adopted the policy and the date on which he or she became an executive officer, and is expected to retain at least 50% of the net shares of common stock acquired through equity awards granted after the Business Combination until the ownership thresholds are met.

Equity Granting Practices

The Compensation Committee has adopted an equity grant policy pursuant to which the Compensation Committee (or a subcommittee) approves annual grants to executive officers and other members of the executive leadership team at the Committee’s regularly scheduled February meeting, generally with an effective date of February 25. However, as noted above, the initial annual grants were made effective June 10, 2013 pursuant to the Founders Grant. In addition to the annual grants in February of each year, equity awards may be granted on a quarterly basis, on May 15,

August 15 and November 15, to new hires. We may also grant supplemental equity awards from time to time to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility. The Compensation Committee has delegated authority to the Company’s Executive Vice President, Human Resources, subject to certain terms and limitations as established by the Committee, to make awards to employees who are not Section 16 officers.

Results of Stockholder Advisory Approval of Named Executive Officer Compensation

At the legacy MetroPCS 2011 Annual Meeting of Stockholders, stockholders were asked to approve, on an advisory basis, the Named Executive Officer compensation for 2010 as reported in the proxy statement for the 2011 Annual Meeting of Stockholders. This say-on-pay proposal was approved by over 98% of the shares present and entitled to vote.

As a result of the Business Combination, the structure of the Company’s executive compensation program has changed significantly, as described above. Although the vote on say-on-pay proposals is advisory and is not binding on the Board of Directors, the legacy MetroPCS Compensation Committee took into consideration the outcome of the 2011 say-on-pay vote and our Compensation Committee will take into consideration the outcome of the 2014 say-on-pay vote when considering future executive compensation decisions.

38

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and such other filings with the Securities and Exchange Commission as may be appropriate.

The Compensation Committee:

Teresa A. Taylor, Chair

Thomas Dannenfeldt

Lawrence H. Guffey

Raphael Kübler

Kelvin R. Westbrook

Ms. Taylor and Messrs. Guffey, Kübler, Obermann and Westbrook were first appointed to the Compensation Committee on May 1, 2013 upon consummation of the Business Combination. On November 15, 2013, Mr. Dannenfeldt replaced Mr. Obermann as a member of the Compensation Committee. None of Ms. Taylor and Messrs. Dannenfeldt, Guffey, Kübler, Obermann and Westbrook took part in decisions made by the legacy MetroPCS Compensation Committee prior to the consummation of the Business Combination.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	39

EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2013, 2012 and 2011 earned by or paid to our current and former Chief Executive Officers, our Chief Financial Officer, and our three other most highly-compensated executive officers who were serving as executive officers at the end of 2013. Non-Equity Incentive Plan Compensation includes amounts deferred at the Named Executive Officer’s election. The amounts presented in this table and the tables and narratives that follow reflect the 1:2 reverse stock split and cash payments effected in connection with the Business Combination.

Name and Principal Position	Year	Salary ($)		Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation ($)		Total ($)
John J. Legere (5)	2013	1,250,000		525,000	22,500,050	—	4,833,333	137,325	(6)	29,245,708
President and Chief Executive Officer

J. Braxton Carter (7)	2013	605,426		—	9,493,794	931,855	1,701,747	99,997	(8)	12,832,819
Executive Vice President and Chief Financial Officer	2012	538,000		—	907,250	1,042,879	481,700	2,500		2,972,329
	2011	510,299		—	1,296,000	1,373,736	489,400	2,450		3,671,885
James C. Alling (9)	2013	630,769		1,400,000	6,323,980	—	2,604,871	10,423	(10)	10,970,043
Executive Vice President and Chief Operating Officer, T-Mobile Business

Thomas C. Keys (11)	2013	647,714		—	9,806,246	980,900	1,761,187	5,100	(12)	13,201,147
Executive Vice President and Chief Operating Officer, MetroPCS Business	2012	584,746		—	955,000	1,115,638	589,000	2,500		3,246,884
	2011	554,688		—	1,440,000	1,504,568	602,900	2,450		4,104,606

Neville R. Ray (13)	2013	550,000		600,000	5,362,258	—	2,612,448	10,641	(14)	9,135,347
Executive Vice President and Chief Technology Officer

Roger D. Linquist (15)	2013	480,732	(16)	—	2,153,800	2,157,980	1,847,670	5,967,404	(17)	12,607,586
Former Chief Executive Officer of MetroPCS	2012	946,346		—	2,101,000	2,473,806	1,488,100	2,500		7,011,752
	2011	871,608		—	3,168,000	3,336,216	1,560,900	2,450		8,939,174
(1)

Consists of a sign-on bonus for Mr. Legere pursuant to his September 22, 2012 employment agreement, a retention bonus for Mr. Alling pursuant to his July 16, 2012 employment agreement, and a retention bonus for Mr. Ray pursuant to his August 28, 2012 letter agreement.

(2)

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. For stock awards granted after the Business Combination, see Note 1 and Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a summary of the assumptions we apply in calculating these amounts. The amounts shown in the table above that relate to the Founders Grant are higher than the total 2013 grant target values for the Founders Grant established by the Compensation Committee based on the closing stock price on May 1, 2013 the first trading day post-Business Combination because of the significant subsequent increase in the Company’s stock price on the measurement dates for the grants, as described on page 36. The aggregate grant date fair value includes the probable value of the performance-vested RSUs granted to Messrs. Legere, Carter, Alling, Keys and Ray in 2013 after the Business Combination. The aggregate grant date fair value assuming maximum performance would be as follows: Mr. Legere, $28,075,122; Mr. Carter, $10,375,646; Mr. Alling, $7,661,997; Mr. Keys, $10,694,899; and Mr. Ray, $6,496,795. For stock awards granted by legacy MetroPCS before the Business Combination, the valuation was determined based on the closing price of the legacy MetroPCS common stock on the NYSE on the applicable grant date.

(3)

The value of option awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. For option awards granted by legacy MetroPCS in 2012 and 2011, see Note 13 to the Condensed Consolidated Financial Statements included in the legacy MetroPCS Annual Report on Form 10-K for the year ended December 31, 2012. For option awards granted by legacy MetroPCS in 2013 before the Business Combination, the valuation was determined using a Black-Scholes pricing model that included the following variables (at date of grant on February 5, 2013): (i) exercise price: $11.49; (ii) expected dividends: 0%; (iii) expected life in years: 5; (iv) estimated volatility: 60%; and (v) risk-free interest rate: 0.81%.

(4)

Consists of payouts of the 2013 annual short-term incentive awards granted under the T-Mobile STIP and the legacy MetroPCS STIP, and payouts of the 2011-2013 long-term incentive awards granted under the legacy T-Mobile LTIP, as follows:

Name	T-Mobile STIP ($)	Legacy MetroPCS STIP ($)	Legacy T-Mobile LTIP ($)
John J. Legere	3,000,000	—	1,833,333
J. Braxton Carter	835,000	450,080	416,667
James C. Alling	1,261,538	—	1,343,333
Thomas C. Keys	877,504	550,350	333,333
Neville R. Ray	935,000	—	1,077,448
Roger D. Linquist	—	1,847,670	—
(5)

Mr. Legere became our President and Chief Executive Officer on April 30, 2013 upon the consummation of the Business Combination. Mr. Legere served as President and Chief Executive Officer of T-Mobile USA during the rest of 2013.

(6)	Consists of $79,717 in relocation assistance and $57,608 of tax reimbursement on the relocation assistance.

(7)	Mr. Carter became our Executive Vice President on April 30, 2013 upon the consummation of the Business Combination, and has served as our Chief Financial Officer since March 2005.

(8)	Consists of $11,032 in matching contributions to the Company’s 401(k) plan, $50,629 in relocation assistance and $38,336 of tax reimbursement on the relocation assistance.

(9)

Mr. Alling became our Executive Vice President and Chief Operating Officer, T-Mobile Business on April 30, 2013 upon the consummation of the Business Combination. Mr. Alling served as the Chief Operating Officer of T-Mobile USA during the rest of 2013.

(10)	Includes $10,200 in matching contributions to the Company’s 401(k) plan.

(11)

Mr. Keys became our Executive Vice President and Chief Operating Officer, MetroPCS Business on April 30, 2013 upon the consummation of the Business Combination. Prior to the Business Combination, Mr. Keys served as our President since May 2011, and as our President and Chief Operating Officer, until April 30, 2013.

(12)	Consists of matching contributions to the legacy MetroPCS 401(k) plan.

(13)

Mr. Ray became our Executive Vice President and Chief Technology Officer on April 30, 2013 upon the consummation of the Business Combination. Mr. Ray served as Chief Technology Officer of T-Mobile USA during the rest of 2013.

(14)	Includes $10,200 in matching contributions to the Company’s 401(k) plan.

(15)

Mr. Linquist resigned as the President of legacy MetroPCS in May 2011 and served as the Chief Executive Officer of legacy MetroPCS through April 30, 2013, when the Business Combination was consummated.

(16)	Includes $152,800 in payments of cash in lieu of accrued vacation.

(17)	Consists of a severance payment paid in connection with the Business Combination and certain health and dental insurance benefits.

40

EXECUTIVE COMPENSATION

2013 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2013 to the Named Executive Officers.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
				Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
John J. Legere	LTIP			3,000,000	6,000,000	15,000,000	(2)	—	—	—		—	—	—	—
	STIP			—	1,500,000	3,000,000	(3)	—	—	—		—	—	—	—
	PRSU	6/10/2013	6/3/2013	—	—	—		—	453,996	907,992	(4)	—	—	—	16,725,213	(5)
	RSU	6/10/2013	6/3/2013	—	—	—		—	—	—		272,398	—	—	5,774,838	(5)
J. Braxton Carter	LTIP			1,250,000	2,500,000	6,250,000	(2)	—	—	—		—	—	—	—
	STIP			—	417,500	835,000	(3)	—	—	—		—	—	—	—
	PRSU	6/10/2013	6/3/2013	—	—	—		—	147,549	295,098	(4)	—	—	—	5,435,705	(5)
	RSU	6/10/2013	6/3/2013	—	—	—		—	—	—		147,549	—	—	3,128,039	(5)
	Option	2/5/2013		—	—	—		—	—	—		—	95,000	11.49	931,855	(6)
	RSA	2/5/2013		—	—	—		—	—	—		47,500	—	—	930,050	(7)
	MPCS			—	450,080	900,160	(3)	—	—	—		—	—	—	—
	STIP
James C. Alling	LTIP			780,000	1,560,000	3,900,000	(2)	—	—	—		—	—	—	—
	STIP			—	630,769	1,261,538	(3)	—	—	—		—	—	—	—
	PRSU	6/10/2013	6/3/2013	—	—	—		—	108,959	217,918	(4)	—	—	—	4,014,050	(5)
	RSU	6/10/2013	6/3/2013	—	—	—		—	—	—		108,959	—	—	2,309,931	(5)
Thomas C. Keys	LTIP			1,000,000	2,000,000	5,000,000	(2)	—	—	—		—	—	—	—
	STIP			—	438,752	877,504	(3)	—	—	—		—	—	—	—
	PRSU	6/10/2013	6/3/2013	—	—	—		—	152,089	304,178	(4)	—	—	—	5,602,959	(5)
	RSU	6/10/2013	6/3/2013	—	—	—		—	—	—		152,089	—	—	3,224,287	(5)
	Option	2/5/2013		—	—	—		—	—	—		—	100,000	11.49	980,900	(6)
	RSA	2/5/2013		—	—	—		—	—	—		50,000	—	—	979,000	(7)
	MPCS			—	550,350	1,100,700	(3)	—	—	—		—	—	—	—
	STIP
Neville R. Ray	LTIP			1,017,500	2,035,000	5,087,500	(2)	—	—	—		—	—	—	—
	STIP			—	467,500	935,000	(3)	—	—	—		—	—	—	—
	PRSU	6/10/2013	6/3/2013	—	—	—		—	92,389	184,778	(4)	—	—	—	3,403,611	(5)
	RSU	6/10/2013	6/3/2013	—	—	—		—	—	—		92,389	—	—	1,958,647	(5)
Roger D. Linquist	Option	2/5/2013		—	—	—		—	—	—		—	220,000	11.49	2,157,980	(6)
	RSA	2/5/2013		—	—	—		—	—	—		110,000	—	—	2,153,800	(7)
	MPCS			—	1,390,480	2,780,960		—	—	—		—	—	—	—
	STIP
(1)

The grant date fair value of the stock awards and option awards was determined using the fair value recognition provisions of ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. The amounts shown in the table above that relate to the Founders Grant of performance-vested RSUs (“PRSU” in the table above) and time-vested RSUs (RSU in the table above) are higher than the total 2013 grant target values for the Founders Grant established by the Compensation Committee based on the closing stock price on May 1, 2013 the first trading day post-Business Combination because of the significant subsequent increase in the Company’s stock price on the measurement dates for the grants, as described on page 36.

(2)

Represents the threshold, target and maximum amounts that might have been paid to each Named Executive Officer pursuant to performance awards granted in 2013 for the 2013-2015 performance period under the legacy T-Mobile LTIP. In connection with the Business Combination, these awards will be paid at 100% of target on the applicable vesting dates.

(3)

Represents the target and maximum amounts of annual cash incentive compensation that might have been paid to each Named Executive Officer for 2013 performance under the legacy MetroPCS STIP and the T-Mobile STIP. The actual amounts paid for 2013 are shown in footnote (4) to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(4)

Represents the target and maximum number of shares that might be paid to each Named Executive Officer pursuant to performance-vested RSU granted to each Named Executive Officer in 2013 for the performance period ending on December 31, 2015.

(5)

See Note 1 and Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a summary of the assumptions we apply in calculating these amounts.

(6)

The valuation of stock options granted by legacy MetroPCS was determined by using a Black-Scholes pricing model that included the following variables (at date of grant on February 5, 2013): (i) exercise price: $11.49; (ii) expected dividends: 0%; (iii) expected life in years: 5; (iv) estimated volatility: 60%; and (v) risk-free interest rate: 0.81%.

(7)

The valuation of restricted stock awards (“RSA”) granted by legacy MetroPCS was determined based on the closing price of the legacy MetroPCS common stock on the NYSE on the grant date of February 5, 2013.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	41

EXECUTIVE COMPENSATION

Employment Arrangements

Employment Agreement with Mr. Legere.    T-Mobile USA entered into an employment agreement with Mr. Legere effective September 22, 2012 (which was amended effective October 23, 2013) providing for his employment as Chief Executive Officer and his appointment to the Board of Directors if T-Mobile USA became a publicly-traded company. The initial term of the agreement ends on September 22, 2015, and automatically extends for successive one-year terms. Either the Company or Mr. Legere may give notice that the term will not be extended. The agreement provides for a minimum annual base salary of $1,250,000 and a sign-on bonus of $525,000 paid in March 2013 that must be repaid if he terminates employment without good reason or is terminated for cause within 18 months after the effective date of the agreement. Pursuant to the agreement, Mr. Legere is eligible to earn a target annual short-term incentive bonus of $1,500,000 with a maximum award equal to 200% of target and a long-term incentive award with an annual target of $6,000,000 and a maximum award equal to 250% of target (for legacy T-Mobile LTIP awards).

Employment Agreements with Messrs. Carter and Keys.    On January 25, 2013, Deutsche Telekom entered into offer letter agreements with each of Messrs. Carter and Keys (the “employment agreements”), which confirmed their post-Business Combination roles and compensation, subject to approval by the Compensation Committee, which approval was received on May 1, 2013. The employment agreements provide for an annualized base salary of $650,000 and $670,000 for Messrs. Carter and Keys, respectively, with Mr. Keys’ salary increasing to $700,000 12 months after the Business Combination. Each of Messrs. Carter and Keys is eligible to receive a pro rata share of an annual bonus for 2013 equal to the greater of (i) 100% of base salary and (ii) the actual bonus he earned based on goals applicable to him, and for 2014 equal to 100% of base salary. For 2013, Messrs. Carter and Keys are eligible to participate in legacy T-Mobile LTIP at a target value of $2,500,000 and $2,000,000, respectively, and to receive a long-term incentive award for 2014 with a target value of 250% of total target cash compensation.

Employment Agreement with Mr. Alling.    T-Mobile USA entered into an employment agreement with Mr. Alling effective July 16, 2012 in connection with his service as interim chief executive officer, which provided for a retention bonus to be paid if Mr. Alling’s employment continued through August 31, 2013. Mr. Alling was paid a $1,400,000 retention bonus on September 20, 2013 pursuant to the agreement.

Letter Agreements with Mr. Ray.    T-Mobile USA entered into two letter agreements with Mr. Ray on August 28, 2012, one providing for a retention bonus of $600,000 to be paid on October 4, 2013 if Mr. Ray remained employed until October 1, 2013 and one providing for two supplemental performance bonuses of $300,000 each to be paid based on the achievement of certain performance goals set forth in the letter agreement by January 1, 2013 and July 1, 2013.

Cash and Incentive Compensation

Non-Equity Incentive Plan Awards.    For all of the Named Executive Officers who were serving as executive officers at the end of 2013, the Summary Compensation Table includes payments received under the T-Mobile STIP, as well as payments under the legacy T-Mobile LTIP that were paid at 100% of target with respect to performance periods ended in 2013. For Messrs. Carter, Keys and Linquist, the Summary Compensation Table also includes payments under the legacy MetroPCS STIP. For all of the Named Executive Officers who were serving as executive officers at the end of 2013, the Grants of Plan-Based Awards Table includes awards granted under the T-Mobile STIP and the legacy T-Mobile LTIP. For Messrs. Carter, Keys and Linquist, the Grants of Plan-Based Awards Table also includes awards under the legacy MetroPCS STIP.

Equity Incentive Plan Awards.    All of the Named Executive Officers who were serving as executive officers of the Company at the end of 2013 received a Founders Grant consisting of both time-vested RSUs that vest in three annual installments beginning in February 2015 and performance-vested RSUs that vest based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period ending on December 31, 2015. See the “– Long-Term Incentives – T-Mobile Long-Term Equity

Program” above for information regarding the stock awards granted to the Named Executive Officers (other than Mr. Linquist) by the Company in 2013 following consummation of the Business Combination.

The legacy MetroPCS LTIP for 2013 provided for awards consisting of one-half of the value of the award in stock options to acquire common stock, which required growth in the common stock price in order for the executive officers to realize any value, and one-half of the value of the award in restricted stock, which appreciated or decreased in value based on stock price. The legacy MetroPCS LTIP amount was divided by the value of the stock equity award based on a Black-Scholes pricing model at the time of grant for stock options and the grant date fair market value for restricted stock. The awards were granted in February 2013. In connection with the consummation of the Business Combination, all outstanding legacy MetroPCS equity awards automatically vested and, in the case of stock options, became exercisable. Holders of stock options could elect to receive cash in lieu of their vested stock options during the five days following the consummation of the Business Combination. Any stock options that were not cashed out were adjusted for the reverse stock split and the cash payment and remained outstanding in accordance with their terms.

42

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2013 Fiscal Year-End Table

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2013.

			Option Awards					Stock Awards
Name	Type of Award	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the- Money Options/ SARs at Fiscal Year-End ($) (4)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable (#)	Unexercisable (#)
John J. Legere	PRSU	6/10/2013 (1)	—	—	—	—	—	—	—	453,996	15,272,425
	RSU	6/10/2013 (2)	—	—	—	—	—	272,398	9,163,469	—	—
J. Braxton Carter	PRSU	6/10/2013 (1)	—	—	—	—	—	—	—	147,549	4,963,548
	RSU	6/10/2013 (2)	—	—	—	—	—	147,549	4,963,548	—	—
	Option	2/5/2013 (3)	95,000	—	11.49	2/5/2023	2,104,250	—	—	—	—
	Option	2/7/2012 (3)	100,400	—	11.01	2/7/2022	2,272,052	—	—	—	—
	Option	2/28/2011 (3)	105,000	—	20.71	2/28/2021	1,357,650	—	—	—	—
	Option	3/4/2009 (3)	90,000	—	20.77	3/4/2019	1,158,300	—	—	—	—
	Option	3/7/2008 (3)	125,000	—	24.31	3/7/2018	1,166,250	—	—	—	—
	Option	4/18/2007 (3)	145,500	—	37.91	4/18/2017	—	—	—	—	—
	Option	12/22/2006 (3)	47,300	—	14.57	12/22/2016	902,011	—	—	—	—
								—	—	—	—
James C. Alling	PRSU	6/10/2013 (1)	—	—	—	—	—	—	—	108,959	3,665,381
	RSU	6/10/2013 (2)	—	—	—	—	—	108,959	3,665,381	—	—
Thomas C. Keys	PRSU	6/10/2013 (1)	—	—	—	—	—	—	—	152,089	5,116,274
	RSU	6/10/2013 (2)	—	—	—	—	—	152,089	5,116,274	—	—
	Option	3/4/2010 (3)	39,844	—	4.65	3/4/2020	1,155,078	—	—	—	—
	Option	3/4/2009 (3)	147,500	—	20.77	3/4/2019	1,898,325	—	—	—	—
	Option	3/7/2008 (3)	282,560	—	24.31	3/7/2018	2,636,285	—	—	—	—
	Option	8/8/2007 (3)	200,000	—	55.43	8/8/2017	—	—	—	—	—
	Option	4/18/2007 (3)	88,875	—	37.91	4/18/2017	—	—	—	—	—
								—	—	—	—
Neville R. Ray	PRSU	6/10/2013 (1)	—	—	—	—	—	—	—	92,389	3,107,966
	RSU	6/10/2013 (2)	—	—	—	—	—	92,389	3,107,966	—	—
Roger D. Linquist			—	—	—	—	—	—	—	—	—
(1)

Performance-vested RSUs (“PRSU” in the table above) vest based on the relative performance of the Company’s TSR compared to that of the peer group over a measurement period from May 1, 2013 to December 31, 2015.

(2)	Time-vested RSUs (“RSU” in the table above”) vest in annual installments with respect to 1/3 of the shares on each of February 25, 2015, 2016 and 2017.

(3)

In connection with the consummation of the Business Combination, all outstanding stock options held by the Named Executive Officers automatically vested and became exercisable effective April 30, 2013.

(4)	Calculated based on the difference between the applicable stock option exercise price and the closing price of our common stock on December 31, 2013 of $33.64 per share.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	43

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested for Fiscal Year 2013 Table

The following table sets forth certain information with respect to option exercises and restricted stock vesting during the fiscal year ended December 31, 2013 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John J. Legere	—	—	—	—
J. Braxton Carter	53,600	1,471,250	139,844	2,263,496
James C. Alling	—	—	—	—
Thomas C. Keys	385,780	2,290,495	166,406	2,703,906
Neville R. Ray	—	—	—	—
Roger D. Linquist	3,533,635	17,385,823	327,813	5,313,068

2013 Nonqualified Deferred Compensation

All of the Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan, (the T-Mobile USA, Inc. Executive Deferred Compensation Plan, which was restated and renamed the T-Mobile US, Inc. Non-Qualified Deferred Compensation Plan, effective January 1, 2014) (the “Deferred Compensation Plan”). However, only Messrs. Carter and Ray have elected to do so. Under the terms of the Deferred Compensation Plan, participants are eligible to defer up to 75% of their base salary and 100% of their annual incentive compensation. All amounts attributable to participant deferrals under the Deferred Compensation Plan are fully vested at all times. We did not provide any employer matching or discretion allocations under the Deferred Compensation Plan for 2013.

Participants choose how their deferrals (and their account balances) will be allocated among the notional investment funds available under the Deferred Compensation Plan. For 2013 there were 16 funds, which did not include a Company stock fund.

A participant’s account balances under the Deferred Compensation Plan will be distributed in a lump-sum distribution when the participant terminates employment, unless termination is due to retirement or disability, in which case the participant can elect annual installments over two to fifteen years, in lieu of a lump sum. For this purpose, “retirement” means termination of employment on or after either (1) the date on which the sum of the participant’s age and years of service equals 65 or (2) the date on which the participant completes ten years of service. Participants may also elect to have amounts attributable to their deferrals for a particular year distributed (or commence to be distributed) as of a specified date in a lump sum or in annual installments over two to five years, even if they are still employed by the Company on that date. Generally, the specified date may not be earlier than the first day of the second year beginning after the year in which such amounts are deferred.

If a participant’s employment with the Company terminates prior to the in-service distribution date specified by the participant, then any portions of the participant’s account balances that are subject to specified distribution date elections will be distributed upon termination of employment, as described above. If a participant dies before his or her entire interest under the Deferred Compensation Plan has been distributed, his or her remaining interest will be distributed in a lump sum to his or her beneficiary.

If a participant’s employment terminates within 24 months following a change in control (as defined in the Company’s 2013 Omnibus Incentive Plan), then all amounts credited to his accounts under the Deferred Compensation Plan will be paid to the participant in a lump sum within 90 days after such termination. Similarly, if a change in control occurs after a participant retires or becomes disabled, any undistributed amounts remaining in such participant’s accounts under the Deferred Compensation Plan will be distributed in a lump sum within 90 days after the change in control. Notwithstanding the foregoing, if a participant is a “specified employee” for purposes of Section 409A of the Code at the time his or her employment with the Company terminates, then distributions on account of termination of employment will not be made (or commence to be made) prior to the earlier of the participant’s death or the six-month anniversary of the participant’s termination of employment. Each of the Named Executive Officers is a specified employee for this purpose. All distributions are made in cash.

The following table shows the contributions, earnings and the aggregate balance of total deferrals as of December 31, 2013.

Name	Executive Contributions in Last Fiscal Year (1)($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
John J. Legere	—	—	—
J. Braxton Carter	467,500	—	467,500
James C. Alling	—	—	—
Thomas C. Keys	—	—	—
Neville R. Ray	841,500	277,461	2,576,128
Roger D. Linquist	—	—	—
(1)	The amounts listed in this column are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

44

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

This section describes and quantifies the estimated amount of potential incremental payments and benefits that would be provided to each of our current Named Executive Officers under the Company’s compensation plans and agreements in the event of a termination of employment or change in control of the Company. The amounts shown assume that the termination was effective as of December 31, 2013 and that the price of our common stock as of termination was the closing price of $33.64 on December 31, 2013. The actual amounts can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods.

Mr. Legere’s Employment Agreement.    Mr. Legere’s employment agreement provides for the following termination benefits.

Upon termination by us without cause or by Mr. Legere for good reason not in connection with a change in control, Mr. Legere will receive the following severance benefits: (i) a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual incentive award; (ii) his annual incentive award from the preceding fiscal year that remains unpaid; (iii), a prorated portion of his annual performance bonus for the current fiscal year, calculated assuming target performance, if the termination of employment occurs in 2013, and based on the Company’s actual performance results if the termination occurs in 2014 or later; (iv) any unpaid, but earned tranche or cliff vesting legacy T-Mobile LTIP awards; (v) the portion of any outstanding legacy T-Mobile LTIP awards that vest in annual tranches, at target and prorated over the one-year vesting period; and (vi) the portion of any outstanding legacy T-Mobile LTIP awards that cliff vest at the end of the three-year vesting period, at target for the current year and prorated over the three-year vesting period.

Upon termination by us without cause or by Mr. Legere for good reason within a period beginning three months prior to the entering into of an agreement that leads to a change in control and ending on the second anniversary of the change in control, in addition to the benefits described in the preceding paragraph, Mr. Legere would receive the difference between the full amount, at target, of any outstanding legacy T-Mobile LTIP awards that he has not yet earned, and the amounts described in subsections (v) and (vi) of the preceding paragraph. See “– 2013 Omnibus Incentive Plan” below for the treatment of Mr. Legere’s RSUs granted in 2013.

“Good reason” is defined in the employment agreement as any of the following:

•

a material diminution in base compensation, annual performance bonus target, or long-term incentive target or in the maximum potential amount payable with respect to any annual bonus or long-term incentive bonus award provided for under his employment agreement;

•

a material diminution in authority, duties or responsibilities, including, without limitation, any change in title or the appointment of any person as a result of which Mr. Legere ceases to be the Company’s sole Chief Executive Officer, provided that it will not be good reason if, in connection with a change in control, Mr. Legere reports to the Board of Directors rather than the Chairman of the Board;

•

a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Legere is required to report (including a requirement that he report to a corporate officer or employee instead of reporting directly to the Chairman of the Board);

•	a change of 50 miles or greater in the principal geographic location at which he must perform services; or

•

any other action or inaction that constitutes a material breach by the Company or the successor company, as applicable, of any agreement under which Mr. Legere provides services to the Company or the successor company, as applicable.

“Cause” in the employment agreement has the same definition as in the Executive Continuity Plan, discussed below, except that the employment agreement’s definition also includes unlawful discrimination, harassment, or retaliation, assault or other violent act toward any employee or third-party, or other act or omission, in each case, that in the view of the Board of Directors constitutes a material breach of the Company’s written policies or code of business conduct.

“Change in control” in the employment agreement has the same definition as in the 2013 Omnibus Incentive Plan, discussed below.

Messrs. Carter’s and Keys’ Employment Agreements.    The employment agreements of Messrs. Carter and Keys provide for the following termination benefits.

Upon a voluntarily termination of their employment within 21 months following the Business Combination, each of Messrs. Carter and Keys is entitled to (i) payment of an amount equal to two times the sum of his legacy MetroPCS salary and target annual bonus effective immediately prior to the consummation of the Business Combination; (ii) payment at target for his 2013 legacy MetroPCS STIP award, prorated by the number of days in 2013 prior to the closing of the Business Combination; and (iii) a 24-month continuation of medical and dental insurance for him and his dependents. Upon the termination of their employment by the Company without cause and not in connection with a change in control within 21 months following the Business Combination, Messrs. Carter and Keys would be entitled to two times total target cash (composed of annual salary and target annual bonus legacy MetroPCS STIP), and 12 months of medical and dental insurance.

“Cause” in the employment agreements has the same definition as in the Executive Continuity Plan, discussed below.

Executive Severance Benefit Guidelines.    The Company’s 2013 Executive Severance Benefit Guidelines (“Severance Guidelines”) provide the benefits described below as a result of a corporate restructuring or business combination in which an executive is terminated or resigns after being offered a new position that would:

•	result in a greater than 5% reduction in total compensation, or

•	require a move to a work location more than 50 miles from the executive’s current work location, or

•

result in a material reduction of the executive’s duties, title, authority or responsibilities relative to the executive’s duties, title, authority or responsibilities as in effect immediately prior to the transaction.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	45

EXECUTIVE COMPENSATION

The benefits provided by the Severance Guidelines are: (i) a cash payment of two times total target cash (composed of annual salary and target annual bonus); (ii) COBRA benefit payments for up to 12 months; (iii) 12 months of executive outplacement services valued at $7,750; and (iv) an amount equal to the tranche of each legacy T-Mobile LTIP award that would have vested at the end of the year in which the separation occurs, prorated at target by the ratio of the number of days in the tranche year preceding the date of the separation to the number of days in the tranche year; and (v) an amount equal to the cliff-vesting portion of each legacy T-Mobile LTIP award prorated at target by the ratio of the number of days in the performance period preceding the date of the separation to the total number of days in the entire performance period.

Executive Continuity Plan.    The Company’s Executive Continuity Plan provides that our Named Executive Officers who are terminated within the period of 24 months following a change in control by the Company without cause or by the participant as the result of a constructive termination or for good reason are entitled to receive a severance payment equal to the executive’s severance payment multiplier multiplied by the executive’s base salary plus the greater of the executive’s target annual bonus percentage at the time of termination or immediately prior to the change in control. The severance payment multiplier is two for the Named Executive Officers.

“Cause” is defined in the Executive Continuity Plan as any one of the following:

•	a participant’s gross neglect or willful material breach of participant’s principal employment responsibilities or duties;

•

a final judicial adjudication that participant is guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material adverse effect on the Company or any of its affiliates);

•	a participant’s breach of any non-competition or confidentiality covenant between the participant and the Company or any affiliate of the Company;

•	fraudulent conduct, as determined by a court of competent jurisdiction, in the course of Participant’s employment with the Company or any of its affiliates; and

•

the material breach by a participant of any other obligation which continues uncured for a period of 30 days after notice thereof by the Company or any of its affiliates and which is demonstrably injurious to the Company or its affiliates.

For the Named Executive Officers, other than Mr. Legere, “constructive termination” or “good reason” means the occurrence, after a change in control, of any of the following conditions:

•	a material diminution in the participant’s duties, authority or responsibilities;

•

a material reduction in the participant’s base salary, target short-term incentive opportunity, or target long-term incentive opportunity as in effect immediately prior to the change in control, except for across-the-board salary reductions based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries;

•

a material reduction in the kind or level of qualified retirement and welfare employee benefits from the like kind benefits to which the participant was entitled immediately prior to a change in control with the result that the participant’s overall benefits package is materially reduced without similar action occurring to other eligible comparably situated employees;

•

the relocation of the office at which the participant was principally employed immediately prior to a change in control to a location more than 50 miles from the location of such office, or the participants being required to be based anywhere other than such office, except to the extent the participant was not previously assigned to a principal location and except for required travel on business to an extent substantially consistent with the participant’s business travel obligations at the time of the change in control; or

•	such other event, if any, as is set forth in a participant’s agreement regarding executive continuity benefits.

For Mr. Legere, “good reason” has the same definition as in his employment agreement described above.

“Change in control” in the Executive Continuity Plan has the same definition as in the 2013 Omnibus Incentive Plan.

The cash severance payments pursuant to the above described severance plans or agreements will be reduced by any cash severance payments otherwise required to be provided to a participant pursuant to any other severance plans or agreements, except that any rights or payments pursuant to the Company’s 2013 Omnibus Incentive Plan or any other long-term incentive plan or bonus plan will not reduce any such cash severance payments.

2013 Omnibus Incentive Plan.    Under the terms of the 2013 Omnibus Incentive Plan and the award agreements applicable to our Named Executive Officers, in the event of a change in control in which outstanding awards are assumed, converted or replaced by the resulting entity, then, to the extent provided in the applicable award agreement, all time-vested RSUs will become fully vested, and all performance-vested RSUs will be deemed to be satisfied and paid at the greater of target and actual performance determined as of the last trading day prior to the change in control (without proration) if, on or after the change in control and within one year after the change in control, the participant’s employment or service is terminated by the Company other than for cause or by the participant for good reason. In the event of a change in control in which outstanding awards are not assumed, converted or replaced by the resulting entity, all time-vested RSUs will become vested, and all performance-vested RSUs will be deemed to be satisfied and paid at the greater of target and actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control.

The award agreements under the 2013 Omnibus Incentive Plan also provide that, in the case of death or total and permanent disability, any unearned time-vested RSUs become immediately earned and vested and any performance-vested RSUs will be paid at target as of the date of the executive’s separation from service.

For our Named Executive Officers, other than Mr. Legere, under the terms of the 2013 Omnibus Incentive Plan and the applicable award agreements, in the event of a termination of employment in connection with a workforce reduction or divestiture, time-vested RSUs that are scheduled to vest at the next scheduled vesting date will become earned and vested immediately. For performance-vested RSUs, the number of performance adjusted units would be determined after the end of the performance period and multiplied by the pro rata fraction (as defined below).

46

EXECUTIVE COMPENSATION

“Pro rata fraction” is defined in the award agreement as a fraction, the numerator of which is the number of days from the grant date of the award to the date of separation from service and the denominator of which is the number of days from the grant date through the end of the performance period.

“Divestiture” is defined in the RSU award agreements as a separation from service as the result of a divestiture or sale of a business unit.

“Workforce reduction” is defined as the executive’s separation from service as a result of a reduction in force, realignment or similar measure.

Mr. Legere’s award agreements also provide that if he is terminated by the Company other than for cause, or if he leaves for good reason, he would be entitled to any unearned time-vested RSUs scheduled to vest on the next vesting date. The number of performance-vested RSUs will be determined following the end of the performance period and multiplied by the pro rata fraction, as defined above.

Mr. Legere’s award agreements provide that, from the period following a change in control but before the first anniversary of the change in control, upon termination other than for cause, as defined in his employment agreement (including nonrenewal of the employment agreement by notice given by the Company, but excluding due to death or disability), or for separation for good reason by the employee, any unearned time-vested and performance-vested RSUs will become immediately earned and vested as of the date of such separation from service.

Potential Payments upon Death or Disability.    Under the terms of the T-Mobile STIP, in the case of the death or disability, a Named Executive Officer (or his/her dependent) would be eligible for a bonus for the performance period in which the executive died or was disabled. Any such bonus would be calculated using the executive’s target bonus percentage and annual salary prorated for the number of weeks employed during the performance period. The individual and company components of any such bonus would be paid at 100% achievement.

Under the legacy T-Mobile LTIP, a Named Executive Officer who dies or becomes disabled is entitled to the payment for tranche-vesting and cliff-vesting for the calendar year in which the executive dies or becomes disabled as if the executive were employed through the date of payment.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	47

EXECUTIVE COMPENSATION

Estimated Payments

The following table presents estimated incremental compensation payable to each of the Company’s Named Executive Officers as described above. The estimated incremental compensation is presented in the following benefit categories:

•

Cash Severance:    reflects cash severance (i) in the case of voluntary termination of employment within 21 months of the Business Combination pursuant to Messrs. Carter’s and Keys’ employment agreements, (ii) in the case of termination in connection with a corporate restructuring or a termination without cause or for good reason before a change in control under the Severance Guidelines or pursuant to Messrs. Legere’s, Carter’s and Keys’ employment agreements, as applicable, and (iii) in the case of termination without cause or for good reason in connection with or after a change in control under our Executive Continuity Plan;

•	Time-Vested RSUs: market value, as of December 31, 2013, of unvested time-vested RSUs that would vest pursuant to the 2013 Omnibus Incentive Plan and related award agreements;

•

Performance-Vested RSUs:    market value, as of December 31, 2013, of unvested performance-vested RSUs that would vest pursuant to the 2013 Omnibus Incentive Plan and related award agreements (assuming performance at target);

•	T-Mobile STIP: prorated portion of short-term cash incentives that would be paid (i) pursuant to the T-Mobile STIP, or (ii) under Mr. Legere’s employment agreement;

•	Legacy T-Mobile LTIP: prorated portion of long-term cash incentives that would be paid pursuant to (i) the Severance Guidelines, or (ii) under Mr. Legere employment agreement;

•

Medical Coverage:    estimated value of payment for continued medical coverage under COBRA pursuant to the terms of (i) our Severance Guidelines, or (ii) under Messrs. Legere’s, Carter’s and Keys’ employment agreements; and

•	Outplacement Services: estimated potential value of this service.

	Voluntary Termination Within 21 Months After the Business Combination ($)	Termination in Connection with Restructuring or Without Cause or for Good Reason Before a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)
John J. Legere
Cash Severance	—	5,500,000	5,500,000	—
Time-Vested RSUs	—	3,054,478	9,163,469	9,163,469
Performance-Vested RSUs	—	2,815,601	15,272,425	15,272,425
T-Mobile STIP	—	1,500,000	1,500,000	1,500,000
Legacy T-Mobile LTIP	—	5,527,283	11,191,667	5,527,283
Medical Coverage	—	11,205	11,205	—
Outplacement Services	—	7,750	7,750	—
Total Estimated Incremental Value	—	18,416,317	42,646,516	31,463,177
J. Braxton Carter
Cash Severance	2,025,360	2,600,000	2,600,000	—
Time-Vested RSUs	—	1,654,516	4,963,548	4,963,548
Performance-Vested RSUs	—	915,075	4,963,548	4,963,548
T-Mobile STIP	147,972	417,500	417,500	417,500
Legacy T-Mobile LTIP	—	833,333	833,333	416,667
Medical Coverage	36,122	11,882	11,882	—
Outplacement Services	—	7,750	7,750	—
Total Estimated Incremental Value	2,209,454	6,440,056	13,797,559	10,761,263
James C. Alling
Cash Severance	—	2,400,000	2,400,000	—
Time-Vested RSUs	—	1,221,771	3,665,381	3,665,381
Performance-Vested RSUs	—	675,760	3,665,381	3,665,381
T-Mobile STIP	—	630,769	630,769	630,769
Legacy T-Mobile LTIP	—	2,037,853	2,037,853	1,343,333
Medical Coverage	—	15,881	15,881	—
Outplacement Services	—	7,750	7,750	—
Total Estimated Incremental Value	—	6,989,784	12,423,015	9,304,864
Thomas C. Keys
Cash Severance	2,323,700	2,680,000	2,680,000	—
Time-Vested RSUs	—	1,705,413	5,116,274	5,116,274
Performance-Vested RSUs	—	943,232	5,116,274	5,116,274
T-Mobile STIP	180,937	438,752	438,752	438,752
Legacy T-Mobile LTIP	—	666,667	666,667	333,333
Medical Coverage	36,570	16,080	16,080	—
Outplacement Services	—	7,750	7,750	—
Total Estimated Incremental Value	2,541,207	6,457,894	14,041,797	11,004,633
Neville R. Ray
Cash Severance	—	2,035,000	2,035,000	—
Time-Vested RSUs	—	1,035,977	3,107,966	3,107,966
Performance-Vested RSUs	—	572,990	3,107,966	3,107,966
T-Mobile STIP	—	467,500	467,500	467,500
Legacy T-Mobile LTIP	—	1,727,334	1,727,334	1,077,448
Medical Coverage	—	17,828	17,828	—
Outplacement Services	—	7,750	7,750	—
Total Estimated Incremental Value	—	5,864,379	10,471,344	7,760,880

48

EXECUTIVE COMPENSATION

In addition to the items described above, Named Executive Officers are entitled to receive amounts earned during the term of employment. These amounts, which are not included in the table, include earned base salary, vested awards under our long-term incentive awards (other than for Mr. Legere as noted below), any vested entitlements under our applicable employee benefit plans, including vested 401(k) plan balances, and rights to continuation of coverage under our group medical plans. A portion of Mr. Legere’s long-term incentive compensation earned in 2012 is vested, but deferred (pursuant to his employment agreement) and is payable based on his continued employment through December 31, 2014, subject to accelerated payment upon certain terminations of employment and is reflected in the “Legacy T-Mobile LTIP” amounts in the table above.

Mr. Linquist.    When Mr. Linquist left the Company upon consummation of the Business Combination, he received the following benefits pursuant to his change in control agreement with legacy MetroPCS: (i) $6,784,830, which represents the value of his outstanding stock options and restricted stock that automatically vested upon consummation of the Business Combination; (ii) $1,847,670, which represents the value of his annual cash performance award that vested and was deemed earned in full at the target level; and (iii) $5,967,404, which represents the value of his lump-sum severance payment and certain health and dental insurance benefits.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 with respect to outstanding equity awards and shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))(#)
Equity Compensation Plans Approved by Stockholders:
Stock Options	6,333,020	(1)	24.64		—
RSUs	22,949,165	(2)(3)	—	(4)	—
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	29,282,185		24.64		40,325,835	(5)
(1)

Granted under the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan and the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan.

(2)	Granted under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan.

(3)	Includes performance-vested awards assuming target performance.

(4)	RSUs do not have an exercise price.

(5)

Number of securities remaining available for future issuance under the 2013 Omnibus Incentive Plan. In addition to RSUs, the 2013 Omnibus Incentive Plan authorizes the award of stock options, stock appreciation rights, restricted stock and other stock-based awards.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	49

The following table sets forth information as of March 31, 2014 regarding the beneficial ownership of each class of T-Mobile US, Inc. outstanding capital stock by:

•	each of our directors and nominees;

•	each Named Executive Officer;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after March 31, 2014.

	Common Stock Beneficially Owned
	Number	Percentage
Directors, Nominees and Named Executive Officers (1):
James C. Alling	—	*
W. Michael Barnes (2)	195,915	*
J. Braxton Carter (3)	765,214	*
Thomas Dannenfeldt	—	*
Srikant M. Datar (4)	8,000	*
Lawrence H. Guffey	—	*
Timotheus Höttges	—	*
Bruno Jacobfeuerborn	—	*
Thomas C. Keys (5)	758,779	*
Raphael Kübler	—	*
Thorsten Langheim	—	*
John J. Legere	—	*
Roger D. Linquist	—	*
James N. Perry Jr. (6)	378,436	*
Neville R. Ray	—	*
Teresa A. Taylor	—	*
Kelvin R. Westbrook	—	*
All directors and executive officers as a group (22 persons)	2,106,344	*

Beneficial Owners of More Than 5%:
Deutsche Telekom AG (7) Friedrich-Ebert-Alle 140 53113 Bonn, Germany	535,286,077	66.7%
*	Represents less than 1%

(1)	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, Washington 98006.

(2)	Includes 171,643 shares of common stock issuable upon exercise of options.

(3)	Includes 700,200 shares of common stock issuable upon exercise of options.

(4)	Includes 8,000 shares of common stock held by Datar Investment LLC. Mr. Datar disclaims any beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(5)	Includes 758,779 shares of common stock issuable upon exercise of options.

(6)

Includes 147,900 shares of common stock issuable upon exercise of options and 168,293 shares of common stock held directly by Mr. Perry. It also includes 18,935 shares of common stock held by Spring Lake Partners II, LLP and 43,308 shares of common stock held by James N. Perry, Jr. Dynasty Trust for the benefit of Mr. Perry’s family. Mr. Perry’s spouse is the co-trustee of the Trust and Mr. Perry is the general partner of Spring Lake II LLP. Mr. Perry disclaims any beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	According to the Schedule 13D/A filed by Deutsche Telekom on January 15, 2014, reflecting ownership of 535,286,077 shares of common stock as of December 31, 2013.

50

Procedures for Approval of Related Person Transactions

Related Person Transaction Policy

The Related Person Transaction Policy provides that each of our directors and executive officers and persons (including entities and groups under Section 13(d) of the Exchange Act) who owns, or is affiliated with an entity which owns, more than 5% of the Company’s common stock (“5% beneficial owners”), which we refer to as a related person, is expected to disclose the material facts of any proposed or existing transaction, arrangement or relationship that could potentially be considered a related person transaction (as described below) to our General Counsel (or another employee of the Company designated by the General Counsel). In addition, the Company’s accounting department, in consultation with the Company’s legal department, is required to develop and maintain controls and procedures to help identify potential related person transactions, and report any such transactions identified by the controls and procedures to our General Counsel. A related person transaction is any transaction, arrangement or relationship or any series of transactions, arrangements or relationships in which:

•	the Company, or any our subsidiaries, is, was or will be a participant;

•	the aggregate amount involved exceeds, or may be expected to exceed, $120,000; and

•	any related person has, had or will have a direct or indirect material interest.

Under our Related Person Transaction Policy, review and approval of the potential related person transaction is carried out under the following process:

First, our General Counsel, or the General Counsel’s designee, will review the transaction, arrangement or relationship to determine whether it is a related person transaction. If after this review it is determined that the transaction, arrangement or relationship is a related person transaction, the related person transaction will be submitted to the Audit Committee. If the proposed transaction, arrangement or relationship involves our General Counsel, our Chief Financial Officer will undertake the review of the potential related person transaction.

A related person transaction is then submitted to our Audit Committee, which will review and determine whether to approve or ratify such related person transaction. Under our Related Person Transaction Policy, our Audit Committee will consider, among others, the following factors regarding the related person transaction in determining whether to approve or ratify the transaction:

•	the nature of the related person transaction and the terms of the related person transaction, including the amount of consideration payable by or to the related person;
•	the extent of the related person’s interest in the transaction;

•	the business reasons for the Company to enter into the related person transaction;

•	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third-parties;

•	whether the terms are comparable to those generally available in arms’ length transactions with unaffiliated third-parties;

•	whether the related person transaction is consistent with the best interests of the Company; and

•

in the case of any related person transaction involving an outside director of the Company, the potential impact of such related person transaction on such outside director’s independence and the Company’s continued compliance with the requirements under the Exchange Act, the listing rules of the NYSE or any other exchange on which the Company’s securities are traded, or other applicable laws and regulations.

If the proposed related person transaction is with Deutsche Telekom or any of its affiliates while the Stockholder’s Agreement is in effect, which we refer to as a controlling stockholder transaction, the Audit Committee must unanimously approve the controlling stockholder transaction. If the Audit Committee cannot or does not unanimously approve the controlling stockholder transaction, then it must submit such transaction, along with its recommendation, to the full Board for approval. In the case of a controlling stockholder transaction, representatives of Deutsche Telekom shall be afforded the opportunity to present to the Audit Committee the background of the controlling stockholder transaction, its rationale, the manner of arm’s length negotiation of the transaction, and such other information as the Deutsche Telekom representatives deem relevant.

Certain of the related person transactions with Deutsche Telekom or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to or in connection with the consummation of the Business Combination, at which time Deutsche Telekom became a “related person” and our current Related Person Transaction Policy became effective. Each of the related person transactions with Deutsche Telekom or its affiliates described below that were entered into from and after the consummation of the Business Combination were reviewed and approved in accordance with our current Related Person Transaction Policy.

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Prior to the Business Combination

Prior to consummation of the Business Combination, our written Related Person Transaction Policy, which we refer to as the legacy MetroPCS Related Person Transaction Policy, required that each director, officer and employee involved in a related person transaction notify the Company’s legal department and the Audit Committee, and that each such transaction be approved or ratified by the Audit Committee, except with respect to any Material Related Person Transaction (as defined below) that was to be recommended for approval or disapproval by the Audit Committee. Additionally, all Material Related Person Transactions involving a director would be reviewed and recommended by the Nominating and Corporate Governance Committee to the Board as to whether such transaction would have caused such director to cease being independent under applicable law and regulations, the Company’s corporate governance guidelines then in effect, and NYSE rules, or the special independence requirements to serve on the Audit Committee or the Compensation Committee. A “Material Related Person Transaction” was defined as a related person transaction determined by the Audit Committee to be potentially or actually material to the Company or to any director or officer of the Company, including whether such transaction would have impacted the independence of any outside director.

Under the legacy MetroPCS Related Person Transaction Policy, in determining whether to approve a related person transaction, the Audit Committee was to have considered the following factors, among others, to the extent relevant to the related person transaction:

•	whether the terms of the related person transaction were fair to the Company and on the same basis as would apply if the transaction did not involve a related person;

•	whether there were business reasons and benefits for the Company to enter into the related person transaction;

•

whether the related person transaction would have impaired the independence of an outside director, and whether such transaction was with immediate family members or an entity which was owned or controlled in substantial part by a director; and

•

whether the related person transaction would have presented an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or other related person, the direct or indirect nature of the director’s, executive officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The compensation arrangements for Corey A. Linquist and Phillip R. Terry described under “– Other Related Person Transactions” below were not reviewed and approved under the legacy MetroPCS Related Person Transaction Policy, as these arrangements were considered standing pre-approved transactions under such policy and were reviewed and approved in accordance with legacy MetroPCS processes and procedures related to executive and employee compensation by the legacy MetroPCS Compensation Committee and Board of Directors.

Transactions with Deutsche Telekom

The Business Combination

On April 30, 2013, the transactions contemplated by the Business Combination Agreement by and among Deutsche Telekom, Global, Holding, T-Mobile USA, and MetroPCS Communications, Inc. were consummated. Pursuant to the terms of Business Combination Agreement:

•

our certificate of incorporation was amended and restated to, among other things, effect a recapitalization that included a reverse stock split pursuant to which each share of common stock outstanding as of the effective time of the reverse stock split now represents one-half of a share of our common stock;

•

as part of the recapitalization, a cash payment in the aggregate amount of $1.5 billion (or approximately $4.0491 per share without giving effect to the reverse stock split described above) to the record holders of our common stock immediately following the effective time of the reverse stock split;

•

immediately following the cash payment, Deutsche Telekom transferred to us all of the shares of capital stock of T-Mobile USA in consideration for newly-issued shares of common stock representing approximately 74% of our outstanding common stock on a fully-diluted basis;

•	our name was changed from “MetroPCS Communications, Inc.” to “T-Mobile US, Inc.”; and

•	we and Deutsche Telekom entered into the Stockholder’s Agreement described below.

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Stockholder’s Agreement

Pursuant to the Business Combination Agreement, we and Deutsche Telekom entered into a Stockholder’s Agreement at the completion of the transaction. Pursuant to the Stockholder’s Agreement, we granted certain governance and other rights to Deutsche Telekom and Deutsche Telekom agreed to certain restrictions, as further described below:

•

So long as Deutsche Telekom’s stock ownership percentage is at least 10%, Deutsche Telekom has the right to designate as nominees for election to our Board a number of individuals in proportion to its stock ownership percentage, rounded to the nearest whole number. We and Deutsche Telekom have agreed to use our reasonable best efforts to cause the Deutsche Telekom designees to be elected to our Board. Each committee of the Board shall include in its membership a number of Deutsche Telekom designees in proportion to its stock ownership percentage, rounded to the nearest whole number, except to the extent such membership would violate applicable securities laws or stock exchange rules. No committee of the Board may consist solely of directors who are also officers, employees, directors or affiliates of Deutsche Telekom. We and Deutsche Telekom have agreed to use our reasonable best efforts to cause at least three members of our Board to be considered “independent” under SEC and NYSE rules, including for purposes of Rule 10A-3 promulgated under the Exchange Act.

•

So long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, without Deutsche Telekom’s consent we are not permitted to take certain actions, including the incurrence of debt (excluding certain permitted debt) if our consolidated ratio of debt to cash flow for the most recently ended four full fiscal quarters for which financial statements are available would exceed 5.25 to 1.0 on a pro forma basis, the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of our or our subsidiaries’ divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our board of directors, the issuances of equity securities in excess of 10% of our outstanding shares or to repurchase debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our chief executive officer.

•

We must notify Deutsche Telekom any time it is reasonably likely that we will default on any indebtedness with a principal amount greater than $75 million and Deutsche Telekom will have the right, but not the obligation, to provide us new debt financing up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default).

•

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock, we must provide Deutsche Telekom with certain information and consultation rights, subject to certain confidentiality restrictions.

•

During the term of the Stockholder’s Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our Board of Directors not to, support, enter into or vote in favor of any controlling stockholder transaction, unless such transaction is approved by a majority of the directors on our Board, which majority includes a majority of the directors on our Board that are not affiliates of Deutsche Telekom. In August 2013, the Company (upon the approval of a majority of the directors on our Board, which included a majority of directors not affiliated with Deutsche Telekom) and Deutsche Telekom agreed to waive the approval requirement described above with respect to (i) any controlling stockholder transaction in which the amount involved does not exceed, or is not expected to exceed, $120,000; or (ii) any controlling stockholder transaction in which the amount involved exceeds, or is expected to exceed, $120,000, and such transaction has been unanimously approved by the Audit Committee.

•

Deutsche Telekom and its affiliates are generally prohibited from acquiring more than 80.1% of the outstanding shares of our common stock unless it makes an offer to acquire all of the then remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (a) accepted or approved by the majority of the directors, which majority includes a majority of the directors that are not affiliates of Deutsche Telekom, or (b) accepted or approved by holders of a majority of our common stock held by stockholders other than Deutsche Telekom or its affiliates.

•

Subject to certain exceptions, Deutsche Telekom is prohibited from transferring any shares of the Company’s common stock during the 18-month period after the closing of the Business Combination. Subject to the lock-up period, Deutsche Telekom and its affiliates may freely transfer any shares of our common stock, subject to applicable law, provided that Deutsche Telekom is prohibited from transferring any shares of the Company’s common stock in any other transaction that would result in the transferee’s owning more than 30% of the outstanding shares of the Company’s common stock unless such transferee offers to acquire all of the then outstanding shares of the Company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

•

We have granted Deutsche Telekom certain demand and piggyback registration rights for shares of our common stock and debt securities of the Company and its subsidiaries beneficially owned by Deutsche Telekom and acquired in connection with the Business Combination or in the future.

•

Deutsche Telekom’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States is subject to certain restrictions during the period beginning on the date of the closing of the Business Combination and ending on the date that is two years after the date on which Deutsche Telekom beneficially owns less than 10% of the outstanding shares of the Company’s common stock. In addition, for the period that commenced at the closing and expiring on the first anniversary of the termination of the trademark license in accordance with its terms, Deutsche Telekom may not manufacture, market or distribute any products or services under, or use in any way, the trademark T-Mobile in connection with certain specified activities, other than by the Company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described below.

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Trademark License

In connection with the completion of the Business Combination, we and Deutsche Telekom entered into a trademark license, pursuant to which we received (a) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including Internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (b) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States and (c) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

The initial term of the trademark license ends on December 31, 2018, subject to automatic renewal for successive five-year terms unless we provide notice of our intent not to renew the trademark license prior to the expiration of the then-current term. Thereafter, the trademark license automatically renews for subsequent five-year periods unless we provide 12 months’ notice prior to the expiration of the then-current term. We may terminate the trademark license at any time upon one year’s prior notice, and Deutsche Telekom can terminate the trademark license if we abandon the trademarks licensed thereunder or if we commit a material breach.

We and Deutsche Telekom are obligated to negotiate a new trademark license when (a) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the Company or (b) any third-party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the Company, or otherwise has the power to direct or cause the direction of the management and policies of the Company. If we and Deutsche Telekom fail to agree on a new trademark license, either we or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (a) above, on the third anniversary after notice of termination and, in the case of clause (b) above, on the second anniversary after notice of termination. We have the right to continue to sell products under the licensed trademarks for a period of one year after termination or expiration of the trademark license. Additionally, we have the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

We are obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25%, which we refer to as the royalty rate, of the net revenue (as defined in the trademark license) generated by products and services sold by the Company under the licensed trademarks. In 2013, we paid Deutsche Telekom royalties totaling approximately $51.2 million under the terms of the trademark license. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is obligated to maintain.

Deutsche Telekom is obligated to indemnify us against trademark infringement claims with respect to certain licensed T-Mobile marks and has the right (but not the obligation) to indemnify us against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend us against trademark infringement claims with respect to certain other licensed trademarks, we have the right to defend ourself against such claim. We are obligated to indemnify Deutsche Telekom against third-party claims due to the Company’s advertising or anti-competitive use by the Company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the Company and Deutsche Telekom is limited to EUR 1 million per calendar year.

Financing Arrangements

The Business Combination was financed in part by the issuance of senior unsecured notes in an aggregate principal amount of $14.7 billion, as follows:

•

$3.5 billion of senior unsecured notes, which we refer to as the $3.5 billion notes, issued by MetroPCS Wireless, Inc. (which in connection with the Business Combination was merged with and into T-Mobile USA) to third-party investors; and

•

$11.2 billion of senior unsecured notes issued by T-Mobile USA to Deutsche Telekom to refinance certain intercompany indebtedness owed by T-Mobile USA and its subsidiaries to Deutsche Telekom and its subsidiaries (excluding T-Mobile USA and its subsidiaries).

In addition to the notes issued to finance the Business Combination, Deutsche Telekom made available for the benefit of T-Mobile USA, on the closing date of the transaction, a revolving unsecured credit facility with a maximum principal amount of $500 million.

The $3.5 Billion Notes

On March 8, 2013, MetroPCS Wireless, Inc. agreed to sell in an unregistered private offering $1.75 billion in aggregate principal amount of its 6.250% Senior Notes due 2021 and $1.75 billion in aggregate principal amount of its 6.625% Senior Notes due 2023, which together constitute the $3.5 billion notes referred to above. The $3.5 billion notes were purchased by third-party investors on March 19, 2013. A portion of the net proceeds from the sale of the $3.5 billion notes was used to repay the amount outstanding under

MetroPCS Wireless, Inc.’s existing senior credit facility, to pay liabilities under related interest rate protection agreements, and to pay other related fees and expenses. The remaining proceeds from the sale of the $3.5 billion notes were available for general corporate purposes. Under the terms of the Business Combination Agreement, Deutsche Telekom agreed to backstop the sale of the $3.5 billion notes to third-party investors. Because these notes were sold to third-party investors prior to the closing of the Business

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Combination, Deutsche Telekom’s backstop obligation was relieved. As contemplated by the Business Combination Agreement, T-Mobile USA paid Deutsche Telekom a commitment fee equal to

50 basis points on its $3.5 billion backstop commitment in connection with the consummation of the Business Combination.

The $11.2 Billion Notes

On April 28, 2013, T-Mobile USA issued $11.2 billion in aggregate principal amount of senior unsecured notes to Deutsche Telekom pursuant to an indenture between T-Mobile USA, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. These notes were issued as part of a recapitalization of T-Mobile USA pursuant to which, among other things, certain previously outstanding notes payable to Deutsche Telekom were retired. The new notes are guaranteed by the Company and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests.

The notes have tenors ranging from six to ten years and are divided into five series of senior unsecured notes with interest rates that remain constant through maturity (the “non-reset notes”), and five series of senior unsecured notes with interest rates that will be reset at various intervals (the “reset notes”). The no-call period with respect to each series of non-reset notes ranges from two to five years after the issuance thereof. The no-call period with respect to each series of reset notes ranges from four to six years after the issuance thereof, which is two or three years after the applicable interest reset date of such series. Each series of the notes has an initial aggregate principal amount of $1.25 billion, except that each of the two series of the notes with a tenor of ten years has an initial aggregate principal amount of $600 million.

The interest rates applicable to the reset notes and the non-reset notes were determined at the closing of the Business Combination. The interest rate applicable to the reset notes will be reset at the applicable time, according to a formula specified in the indenture governing the notes.

The indenture governing the notes contain customary events of default, covenants and other terms, including, among other things, covenants that restrict the ability of the issuer and its subsidiaries to, inter alia, pay dividends and make certain other restricted payments, incur indebtedness and issue preferred stock, create liens on assets, sell or otherwise dispose of assets, enter into transactions with affiliates and enter new lines of business. These covenants include certain customary baskets, exceptions and incurrence-based ratio tests. The indenture does not contain any financial maintenance covenants.

Pursuant to a Noteholder Agreement entered into by T-Mobile USA and Deutsche Telekom upon the closing of the Business Combination, Deutsche Telekom has certain special rights, and is subject to certain special restrictions, that do not apply to other persons who may become holders of the notes issued in connection with the debt recapitalization in April 2013, including among other things (i) a more broadly defined change in control put right, (ii) restrictions on its ability to tender the notes into a change in control offer following a change in control resulting from a transfer of common stock of the Company by Deutsche Telekom unless all holders of common stock are required or entitled to participate on the same terms, (iii) a right to consent to equity issuances the proceeds of which would be used to redeem notes held by Deutsche Telekom, and (iv) a right to consent to any redemption of the notes held by Deutsche Telekom with the proceeds of any equity issuance by T-Mobile or the combined company.

During 2013, we paid Deutsche Telekom approximately $441.1 million in interest on the notes issue in April 2013, including the prior notes retired in connection with the debt recapitalization effected in connection with the Business Combination. In October 2013, Deutsche Telekom sold the non-reset notes to third-parties in a secondary public offering.

Working Capital Facility

Upon the closing of the Business Combination, T-Mobile USA and Deutsche Telekom entered into credit agreement pursuant to which Deutsche Telekom made available to T-Mobile USA a revolving credit facility with a maximum principal amount of $500 million, to be used for working capital and other general corporate purposes (the “working capital facility”). T-Mobile USA’s obligations under the credit agreement are unsecured but are guaranteed by the Company and each of T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries). The term of the working capital facility is five years after the closing date of the Business Combination.

T-Mobile USA may borrow from time to time under the working capital facility during the term. Outstanding borrowings under the facility bear interest at a variable rate based on the prime rate or eurodollar rate plus a margin ranging from 2.5% to 3.0% (for eurodollar rate loans) or 1.5% to 2.0% (for base rate loans) (depending on T-Mobile USA’s debt-to-cash flow ratio). At the end of the 5-year term, all amounts outstanding under the working capital facility will be due and payable. Loans under the working capital facility may be prepaid without penalty or premium (other than customary eurodollar breakage costs) at any time.

As contemplated by the Business Combination Agreement, Deutsche Telekom was paid on May 1, 2013 an upfront commitment fee of $2,500,000 (0.50% of the amount of the commitment). In addition, the working capital facility requires the payment of additional commitment fees ranging from 0.25% to 0.50% (depending on T-Mobile USA’s debt-to-cash flow ratio) of the amount of the undrawn commitment, payable quarterly in arrears.

The credit agreement governing the working capital facility contains customary events of default, covenants and other terms, including, among other things, restrictions on payment of dividends and the making of certain other restricted payments, incurrence of indebtedness and issuance of preferred stock, creation of liens on assets, sales or other dispositions of assets, entry into transactions with affiliates and entry into new lines of business. If loans are outstanding under the working capital facility, then T-Mobile USA will be required to maintain a debt-to-cash flow ratio of 4.00 to 1.00, tested quarterly.

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On November 15, 2013, T-Mobile and T-Mobile USA entered into Amendment No. 1 to the credit agreement with Deutsche Telekom and JP Morgan Chase Bank, N.A. (the “Amendment”). The Amendment sets the maximum debt-to-cash flow ratio at 5.00 to 1.00 for fiscal periods ended on or prior to December 31, 2013, 4.50 to 1.00 for fiscal periods ending after December 31, 2013 and on or prior to December 31, 2014 and 4.00 to 1.00 for fiscal periods ending after December 31, 2014. We had no borrowings under the working capital facility in 2013.

Wireless Existing Notes

On December 5, 2012, MetroPCS Wireless, Inc. commenced a consent solicitation seeking to amend the indentures governing its outstanding 7 7/8% Senior Notes due 2018 and 6 5/8% Senior Notes due 2020 (the “Wireless existing notes”) so that, among other things, the consummation of the Business Combination would not be considered a change in control under these indentures. On December 14, 2012, following the receipt of the requisite consents in the consent solicitation, MetroPCS Wireless, Inc., the guarantors of the notes and the trustee entered into revised supplemental indentures that govern the Wireless existing notes. Among other things, the revised supplemental indentures modified the definition of “Change in Control” so that the consummation of the Business Combination would not constitute a change in control under the indentures governing the Wireless existing notes.

Under the Business Combination Agreement, Deutsche Telekom had agreed to purchase additional notes from T-Mobile USA in an amount sufficient to satisfy any put obligations with respect to the MetroPCS Wireless existing notes in the event that the consent solicitation was not successful. As a result of the consummation of the consent solicitation and the entry into the revised supplemental indentures relating to the Wireless existing notes, Deutsche Telekom’s commitment, pursuant to the Business Combination Agreement, to purchase additional notes in an amount sufficient to satisfy such change-in-control obligations, was terminated. As contemplated by the Business Combination Agreement, T-Mobile USA paid Deutsche Telekom a commitment fee equal to 50 basis points on its $2.0 billion commitment in connection with the consummation of the Business Combination.

Guarantees

Deutsche Telekom’s Guarantee of Certain T-Mobile USA Obligations to Apple Inc.

Under the Deed of Guarantee, dated March 19, 2013, by Deutsche Telekom in favor of Apple Inc., Deutsche Telekom agreed to guarantee T-Mobile USA’s obligations to Apple Inc. under certain agreements. Deutsche Telekom’s maximum liability under the guarantee was limited to $300 million, and the guarantee expired on June 30, 2013. In connection with the guarantee, T-Mobile USA, Inc. paid Deutsche Telekom certain fees in the aggregate of approximately $1.0 million.

Deutsche Telekom’s Letter of Credit in Support of T-Mobile USA’s Letter of Credit Facility with US Bank N.A.

On March 29, 2013, Deutsche Telekom agreed to obtain from Deutsche Bank a standby letter of credit for the benefit of U.S. Bank National Association, or US Bank, in the amount of $60 million as support for the obligations of T-Mobile USA under a Credit Agreement between T-Mobile USA and US Bank dated as of March 29, 2013. Under the Credit Agreement, US Bank has made available to T-Mobile USA and its subsidiaries a $100 million letter of credit facility. After May 31, 2013 the standby letter of credit may be increased to $80 million upon written request by T-Mobile USA.

Pursuant to the agreement with Deutsche Telekom relating to the standby letter of credit, T-Mobile USA agreed to indemnify or reimburse Deutsche Telekom for all payments or losses incurred by Deutsche Telekom in relation to any obligation it may assume in obtaining the standby letter of credit. In addition, T-Mobile USA agreed to pay Deutsche Telekom an annual fee quarterly in arrears of 0.65% of the amount of the standby letter of credit through the term of the standby letter of credit. The standby letter of credit expired on December 31, 2013.

Guarantee in Favor of Liberty Mutual Insurance Company

In June 2011, Deutsche Telekom mandated Deutsche Bank Cologne to provide T-Mobile USA with a guarantee in favor of Liberty Mutual Insurance Company in the amount of $58 million. T-Mobile USA agreed to pay Deutsche Telekom a guarantee fee of 0.16%

of the guarantee commitment per year, payable on June 30 and December 31 of each year. The original term of the guarantee expired on December 31, 2011, but it is subject to automatic renewals of one-year terms.

Other Agreements

The Related Person Transactions described below consist of ongoing arrangements under which the execution of transactions or the provision of services, and the payments related thereto, may vary from period to period or may only occur from time to time, depending on the circumstances of the parties involved and the terms of the applicable arrangements.

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Management Agreement, between Deutsche Telekom AG and T-Mobile USA, Inc.

The Management Agreement covers certain international multinational corporation, or MNC, services that Deutsche Telekom provides to T-Mobile USA in the MNC segment. These services include sales, business development and account management services, marketing and bid management services, business strategy and IT services, and business solicitation services aimed toward multinational enterprises. The term of the Management Agreement expires on December 31, 2014, but may be terminated by either party on 12 months’ notice. During 2013, T-Mobile USA incurred approximately $3.7 million in expenses for Deutsche Telekom’s services under the Management Agreement.

Agreement on Discounts for Interoperator Tariffs, between Deutsche Telekom AG and T-Mobile USA, Inc.

This agreement establishes a reciprocal discount scheme for roaming charges between T-Mobile USA and affiliates of Deutsche Telekom (except Croatian Telekom Inc.) based on interoperator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator according to their respective international roaming agreements. The agreement will expire on June 30, 2014, unless earlier terminated in accordance with the terms of the agreement. During 2013, T-Mobile USA received approximately $11.4 million in net revenue and incurred approximately $4.9 million in net expenses under this agreement.

Discount Agreement between Croatian Telecom Inc. and T-Mobile USA, Inc.

The Discount Agreement establishes a reciprocal discount scheme between T-Mobile USA and Croatian Telecom Inc., a majority-owned subsidiary of Deutsche Telekom, for roaming charges based on interoperator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator under an international roaming agreement between T-Mobile USA and Croatian Telecom Inc. The agreement will expire on June 30, 2014, but may be terminated earlier by either party upon six months’ prior written notice. During 2013, T-Mobile USA incurred approximately $34,000 in net expenses under this agreement.

Agreement on Commercial Roaming Broker Services between Deutsche Telekom AG and T-Mobile USA, Inc.

Under this agreement Deutsche Telekom negotiates, for the benefit of certain of its wireless affiliates, including T-Mobile USA, referred to as “NatCos,” the terms of group roaming discount agreements with third-party network/service operators, or roaming partners. This agreement has an indefinite term, but by September 30 of each year, T-Mobile USA has the right to elect to participate or decline to participate under the broker arrangement for the following calendar year, and the parties negotiate the scope of roaming partners in which Deutsche Telekom is entitled to negotiate for T-Mobile USA’s benefit. If T-Mobile USA agrees to be a participating NatCo in a given calendar year, T-Mobile USA will receive and/or provide roaming services according to the terms of the group roaming discount agreements during such calendar year, and at the end of a specified settlement period, Deutsche Telekom would receive from, or make payments to, the roaming partners for T-Mobile USA and the other participating NatCos, pursuant to the payment terms of the roaming agreements. Intercompany payments are made between Deutsche Telekom and T-Mobile USA to settle any amounts due to, or owed by, T-Mobile for roaming services under the roaming agreements.

Deutsche Telekom may realize volume discounts for roaming services based on the NatCos’ participation in the group roaming discount agreements. Deutsche Telekom also allocates its commercial roaming costs, which consist of certain strategic and financial planning costs associated with roaming transactions, to the NatCos, including T-Mobile USA. During 2013, T-Mobile USA experienced an approximately $11.1 million reduction in roaming revenues and received approximately $16.4 million of expense discounts for roaming usage provided to, or delivered by, third-party operators under this agreement. In September 2013, T-Mobile USA elected to participate in the broker arrangement for calendar year 2014.

Frame Agreement for the Provision and Marketing of “Mobile Device Management” between Deutsche Telekom AG and T-Mobile USA, Inc.

Pursuant to the Frame Agreement for the Provision and Marketing of “Mobile Device Management,” Deutsche Telekom grants to T-Mobile USA the right to market, resell, and license certain mobile device management services and agrees to provide support related to these services. The initial term of the agreement will expire on

January 7, 2015 and will automatically renew for additional one-year terms, unless earlier terminated in accordance with the terms of the agreement. During 2013, T-Mobile USA did not incur any expenses for Deutsche Telekom’s services under this agreement.

Framework Agreement for the Provision and Marketing of “Global Corporate Access” between Deutsche Telekom AG and T-Mobile USA, Inc.

Pursuant to the Framework Agreement for the Provision and Marketing of “Global Corporate Access,” Deutsche Telekom provides a specific global corporate access service, based on products offered by iPass Inc., and WiFi network access services to T-Mobile USA for the purpose of resale to T-Mobile USA’s business customers in the United States. The initial terms of the agreement will expire on February 28, 2015 and will automatically renew for additional one-year terms, unless earlier terminated in accordance with the terms of the agreement. During 2013, T-Mobile USA incurred approximately $141,700 in expenses for Deutsche Telekom’s services under the Framework Agreement.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	57

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Agreements Relating to AppDirect Business Services Application Platform

On April 30, 2013, T-Mobile USA, Deutsche Telekom, and Origo Networks Corp. (d/b/a/ AppDirect Inc.) entered into an Addendum Number 1 to the Frame Agreement for the Supply of Software and Associated Services, which constituted a purchase order under the Frame Agreement for the implementation by AppDirect of a business services application platform for certain of T-Mobile USA’s business customers, which would be hosted and maintained by Deutsche Telekom. Pursuant to the Addendum, Deutsche Telekom would (i) pay up to $150,000 to AppDirect to cover certain set-up costs, including certain implementation fees, for T-Mobile USA’s platform and (ii) provide certain services to T-Mobile USA in connection with the operation of the platform. The Addendum was terminated on December 31, 2013 pursuant to a Termination and Transition Agreement.

Joint Marketing Agreement, among Deutsche Telekom AG, Choochee, Inc., and T-Mobile USA, Inc.

Under the Joint Marketing Agreement, Deutsche Telekom has agreed to fund, and T-Mobile USA has agreed to develop and implement with Choochee, Inc., a wholly owned subsidiary of Deutsche Telekom, joint marketing initiatives to market and sell T-Mobile branded Choochee products, consisting mainly of cloud-based services such as VOIP, to T-Mobile USA’s business-to-business small business customers. Pursuant to the Joint Marketing Agreement, T-Mobile USA also grants Choochee a limited, nonexclusive, revocable, royalty-free sub-license to use and reproduce marks licensed by T-Mobile USA. The Joint Marketing Agreement expires on March 13, 2015, unless earlier terminated in accordance with the terms of the agreement. During 2013, T-Mobile did not incur any expenses under the Joint Marketing Agreement.

Effective April 2014, we terminated the Joint Marketing Agreement.

Telecom Master Services Agreement, between Deutsche Telekom North America, Inc. and T-Mobile USA, Inc.

Pursuant to the Master Services Agreement, Deutsche Telekom North America, a wholly owned subsidiary of Deutsche Telekom, provides international long-distance and IP transit (internet connectivity) services to T-Mobile USA. The Master Services

Agreement will remain in effect for so long as there remain statements of work pending. During 2013, T-Mobile USA incurred approximately $70.1 million in expenses for Deutsche Telekom North America’s services under the Master Services Agreement.

Amended and Restated Application Service Provider Agreement, between T-Systems North America Inc. and T-Mobile USA, Inc.

T-Systems North America, Inc. (“T-Systems”), is a wholly owned subsidiary of Deutsche Telekom. Pursuant to the Service Provider Agreement, T-Mobile USA is permitted to use certain e-bidding tools for construction bids on certain facilities. The initial term of the Services Agreement with T-Systems ended in 2006, but automatically renews for successive one-year terms, unless either party gives 30 days’ notice prior to the end of the term. During 2013, T-Mobile USA incurred approximately $165,210 in expenses for T-System’s services under the Services Agreement.

Services Agreement, between T-Systems North America, Inc. and T-Mobile USA, Inc.

T-Mobile USA and T-Systems entered into a Services Agreement on January 4, 2008, which governs the terms of certain IT support services provided by T-Systems to T-Mobile USA. In general, specific services to be provided under the Services Agreement are governed by statements of work entered into by the parties from time to time. The Services Agreement will remain in effect for so long as there remain statements of work pending. The statements of work currently pending under the Services Agreement have varying expiration terms, but they may generally be terminated upon 30 days’ notice, except for certain scopes of work in which the parties agree to limit that right.

During 2013, subsequent to the consummation of the Business Combination, T-Mobile USA and T-Systems entered into three statements of work, or amendments to outstanding statements of work, under the Services Agreement, which, individually, involved amounts exceeding $120,000. Pursuant to these statements of work, T-Mobile will pay T-Systems approximately $135,000, $1.7 million, and $17 million over the term of each statement of work or amendment for certain IT support services. The terms of these statements of work range from 12 months to two years. During 2013, T-Mobile USA incurred approximately $25.2 million in aggregate expenses for T-System’s services under the Services Agreement.

On February 2014, T-Mobile USA and T-Systems entered into an amendment to an existing statement of work under the Services Agreement, pursuant to which T-Mobile USA will pay T-Systems approximately $362,250 over the one-year term for certain SAP application development services. The term of this statement of work, as amended, expires on January 31, 2015.

Master Agreement, between Detecon, Inc. and T-Mobile USA, Inc.

Under the Master Agreement, Detecon, Inc., a wholly owned subsidiary of Deutsche Telekom, provides management consulting services, primarily with regard to customer relationship and channel management. The Master Agreement term ends on April 30, 2015. During 2013, T-Mobile USA incurred approximately $1.8 million in expenses under the Master Agreement.

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TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Agreement for TIBCO Software Sub-License and Support Services between T-Systems International GmbH and T-Mobile USA, Inc.

T-Systems International GmbH (“T-Systems International”) is a wholly owned subsidiary of Deutsche Telekom. Pursuant to this agreement, T-Systems International grants to T-Mobile USA a sublicense to use IT network middleware software licensed by T-Systems International from TIBCO Software B.V. and provides certain support services related thereto. The agreement expires on

November 24, 2015. During 2013, T-Mobile USA incurred approximately $4.2 million in expenses under the agreement, which amount includes a one-time payment for the sublicense and support services to be provided by T-Systems International during the term of the agreement.

Supply Contracts in connection with the Procurement Joint Venture of Deutsche Telekom AG and France Telecom SA

Deutsche Telekom and France Telecom SA (“FT”) are partners in a procurement joint venture called BuyIn (“BuyIn”), which enters into agreements with unaffiliated, third-party vendors that set forth certain procurement terms. Affiliates of each of Deutsche Telekom and FT may establish a relationship with BuyIn to participate in joint procurement activities. By letter agreement dated January 29, 2012, BuyIn and T-Mobile USA agreed to terms under which T-Mobile USA would have the option to participate in certain joint procurement activities. Through December 31, 2014, T-Mobile USA may continue to participate in such joint procurement activities. T-Mobile USA currently participates in BuyIn’s procurement arrangements with respect to two supply contracts, each of which was entered into between T-Mobile USA and an unaffiliated, third-party vendor. Pursuant to the terms of the applicable supply contract, certain purchases made by T-Mobile USA thereunder require the vendor to provide to T-Mobile USA and BuyIn “purchase vouchers” (which may be used to discount amounts owed for future purchases from the vendor). BuyIn allocates its purchase vouchers to Deutsche Telekom and FT, who may use such vouchers for their own purchases from the vendor. T-Mobile USA’s committments under these two supply contracts total approximately $3.5 billion. During 2013, Deutsche Telekom received approximately $21 million of purchase vouchers relating to these two supply contracts.

Insurance Brokerage Services provided by DeTeAssekuranz-Deutsche Telekom Assekuranz-Vermittlungsgesellschaft mbH (DeTeAssekuranz)

DeTeAssekuranz, a wholly owned subsidiary of Deutsche Telekom, provides certain insurance brokerage services for T-Mobile USA.

During 2013, T-Mobile USA incurred approximately $1.0 million in expenses for DeTeAssekuranz’s services under this arrangement.

SOX Tool provided by Deutsche Telekom AG

In November 2013, the Company entered into an arrangement with Deutsche Telekom whereby Deutsche Telekom modified its ICCS tool to enable the Company to use it for its Sarbanes-Oxley Act compliance. During 2013, the Company incurred approximately $130,000 in expenses under the arrangement.

Other Related Person Transactions

A private equity fund advised by Madison Dearborn Partners, LLC was one of our greater than 5% stockholders through April 30, 2013. Investment funds advised by Madison Dearborn Partners, LLC owned:

•

Less than 20% interest in New Asurion, or Asurion, a company that provides services to our customers, including handset insurance programs. Pursuant to our agreement with Asurion, we bill our customers directly for these services and we remit the fees collected from our customers for these services to Asurion. As compensation for providing this billing and collection service, Asurion paid us approximately $4.9 million from January 1, 2013 through April 30, 2013. Asurion also purchased replacement handsets through our third-party distributor for approximately $16.2 million from January 1, 2013 through April 30, 2013.

•	Less than 20% equity interest in Univision Communications, which we paid approximately $2.9 million from January 1, 2013 through April 30, 2013 for advertising services.

Each of these agreements was negotiated at arm’s length, and we believe each represents market terms.

Corey A. Linquist co-founded legacy MetroPCS and is the son of Roger D. Linquist, our former Chief Executive Officer and Chairman of the Board. Mr. Corey Linquist served as Vice President and General Manager, Sacramento of legacy MetroPCS from January 2001 until April 30, 2013. In 2013, we paid Mr. Corey Linquist $106,017 in base salary and we granted him options to purchase up to 20,000 shares of our common stock at an exercise price of $11.49 per share. Additionally, we awarded Mr. Corey Linquist 10,000 shares of restricted stock in 2013.

Phillip R. Terry, the son-in-law of Roger D. Linquist, served as an officer of legacy MetroPCS, including as Senior Vice President, Corporate Marketing from March 2009 until April 30, 2013 and as Vice President of Corporate Marketing from December 2003 to February 2009. In 2013, we paid Mr. Terry $100,276 in base salary, and we granted him options to purchase 25,000 shares to acquire our common stock at an exercise price of $11.49 per share. Additionally, we awarded Mr. Terry 12,500 shares of restricted stock in 2013.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	59

TRANSACTIONS WITH RELATED PERSONS AND APPROVAL

Indemnification

We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our certificate of incorporation, and we have also entered into agreements with our directors and executive officers which require us to indemnify and advance expenses to such directors and executive officers to the fullest extent permitted by applicable law if the person is or threatened to be made a party to any threatened, pending or completed action, suit, hearing, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether formal or informal, governmental or nongovernmental, or civil, criminal, administrative or investigative, provided such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company or in a manner otherwise expressly permitted under our certificate of incorporation, bylaws or the Stockholder’s Agreement.

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Mr. Greg A. Kinczewski, on behalf of Marco Consulting Group Trust I, 550 W. Washington Blvd., Suite 900, Chicago, Illinois 60661, a beneficial owner of 5,546 shares of the Company’s common stock, has advised us that he intends to submit the following proposal at the Annual Meeting.

Human Rights Risk Proposal

RESOLVED, that stockholders of T-Mobile US, Inc. (“T-Mobile”) urge the Board of Directors to report to stockholders, at reasonable cost and omitting proprietary information, on T-Mobile’s process for identifying and analyzing potential and actual human rights risks of T-Mobile’s services, operations and supply chain (referred to herein as a “human rights risk assessment”) addressing the following:

•	Human rights principles used to frame the assessment

•	Frequency of assessment

•	Methodology used to track and measure performance

•	Nature and extent of consultation with relevant stakeholders in connection with the assessment

•	How the results of the assessment are incorporated into company policies and decision making

The report should be made available on T-Mobile’s website no later than the 2015 annual meeting of stockholders.

Supporting Statement

As long-term stockholders, we favor policies and practices that protect and enhance the value of our investments. There is increasing recognition that company risks related to human rights violations, such as litigation, reputational damage, and production disruptions, can adversely affect shareholder value. To manage such risks effectively, we believe companies must assess the risks posed by human rights practices in their operations and supply chain, as well as by the use of their products.

The importance of human rights risk assessment is reflected in the United Nations Guiding Principles on Business and Human Rights (the “UN Guiding Principles”) approved by the UN Human Rights Council in 2011 and informally known as the Ruggie Principles. The UN Guiding Principles urge that “business enterprises should carry out human rights due diligence assessing actual and potential human rights impacts, integrating and acting upon the findings, tracking responses, and communicating how impacts are addressed.” (http://www.business-humanrights.org/media/documents/ruggie/ruggie-guiding-principles-21-mar-2011.pdf.)

A 2012 report titled “Unacceptable: We Expect Better,” by the unions ver.di and Communications Workers of America have shown evidence of suspected labor rights violations at T-Mobile’s predecessor T-Mobile USA since 2001. T-Mobile has been criticized for violating its employees’ freedom of association rights to organize and bargain collectively in at least two other reports:

•

A 2009 report by the American Rights at Work Education Fund, “Lowering The Bar or Setting The Standard?” stated “T -Mobile USA has conducted a systematic campaign to prevent employees from exercising their right to form a union.”

•

A 2010 report by Human Rights Watch, “A Strange Case,” found that “T-Mobile USA’s harsh opposition to workers’ freedom of association in the United States betrays Deutsche Telekom’ s purported commitment to social responsibility, impedes constructive dialogue with employee representatives, and in several cases, has violated ILO and OECD labor and human rights standards.”

We are also concerned that human rights violations may occur in T-Mobile’s operations outside the United States and in the vendors it uses internationally. A human rights assessment of T-Mobile’s operations and supply chain could reveal serious existing risks to shareholder value, risks that could be ameliorated before they materialize.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	61

PROPOSAL 4 – STOCKHOLDER PROPOSAL RELATED TO HUMAN RIGHTS RISK ASSESSMENT

Board of Directors’ Response to Proposal 4

The Board recommends a vote “AGAINST” Proposal 4.

The Company is committed to supporting and maintaining the highest standards of ethical conduct and respect for human rights. Our Code of Business Conduct, or our Code, articulates our standards for integrity and respect for our customers, our co-workers and third-parties alike. Our Code requires, among other things, that our employees and officers:

•	Comply with all applicable federal, state and local laws and regulations.

•	Provide a safe workplace by preventing or eliminating health and safety risks and providing employees with appropriate safety training.

•

Ensure that neither the Company nor any officer, employee, contractor, subcontractor, or agent of the Company retaliates against or takes any action harmful to the person reporting violations of the law or our Code.

Moreover, the Company complies with U.S. employment and labor laws, including the right of its employees to support, organize and join a labor union. The Company does not prevent any of its employees from supporting, organizing or joining a union, and it prohibits discrimination and retaliation against such individuals.

We believe the three union-sponsored reports that are the source of the criticism at the core of the stockholder proposal are inaccurate and without merit and do not justify the cost and effort of the proposed human rights risk assessment.

In addition to our Code, we also maintain a Supplier Code of Conduct, or our Supplier Code, that reinforces our expectation that our vendors, dealers, and other business partners share our commitment to full legal compliance and uncompromised ethics in how they do business. We require our suppliers to fully comply with our Supplier Code and ensure their employees and subcontractors comply with the requirements.

The Supplier Code requires suppliers to share the Company’s commitment to human rights and equal opportunity in the work place and to conduct their employment practices in full compliance with all applicable laws and regulations. The Supplier Code prohibits involuntary or child labor and noncompliance with applicable wage and hour laws.

The Company’s demonstrated commitment to high human rights standards and ethical conduct has been recognized repeatedly by others. For example, in 2014, the Company was recognized as one of the 2014 World’s Most Ethical Companies by Ethisphere Institute, an independent center of research, best practices and thought leadership that promotes best practices in corporate ethics. This was the sixth straight year we received this award, which validated our constant focus on integrity and our values.

In addition to our recognized commitment to the highest ethical and human rights standards, the Company also maintains a robust risk assessment program. As more fully discussed in “Board’s Role in Risk Management” on pages 14 and 15, our management regularly conducts an enterprise-wide risk assessment, where risks, including legal, regulatory and reputational risks, are considered by management. This assessment is regularly reviewed with the Audit Committee of the Board of Directors.

The proposed human rights risk assessment is unnecessary in light of the Company’s demonstrated and independently verified commitment to human rights and ethical conduct. The proposal represents a diversion of resources and a duplication of effort with no corresponding benefit to the Company or its stockholders, employees or customers.

Required Vote

Stockholder approval of this stockholder proposal requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal at the Annual Meeting.

The Board of Directors recommends that you vote

“AGAINST”

the proposal related to human rights risk assessment.

62

Company Information

Our website contains the Company’s current corporate governance guidelines, committee charters, code of business conduct, code of ethics for senior financial officers and SEC filings. You may view or download any of these documents free of charge on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Corporate Governance” tab. By selecting “SEC Filings” under the “Financial Performance” tab, you will also find a copy of this Proxy Statement, a copy of the 2013 Annual Report to Stockholders, a copy of the

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and of the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain a copy of any of the above-listed documents, including the Company’s Annual Report on Form 10-K, upon request, free of charge, by sending a request in writing to the Company’s Investor Relations department at T-Mobile US, Inc., 1 Park Avenue, 14th Floor, New York, NY 10016.

Duplicate Mailings (Householding)

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of this Proxy Statement and our 2013 Annual Report to Stockholders, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder.

If you received only one copy of this Proxy Statement and the 2013 Annual Report to Stockholders or Notice of Internet Availability of

Proxy Materials and wish to receive a separate copy for each stockholder at your household, or if you wish to participate in householding, please contact Broadridge Financial Services, Inc. either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information on householding.

Stockholder Proposals for the 2015 Annual Meeting of Stockholders

Proposals Pursuant to Rule 14a-8.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2015 Annual Meeting of Stockholders. To be eligible for inclusion in our 2015 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 26, 2014, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws.    Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2015 Annual Meeting of Stockholders that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2015 Annual Meeting of Stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2014 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our secretary no earlier than February 5, 2015, and no later than March 9, 2015.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from our Corporate Secretary at 12920 SE 38th Street, Bellevue, Washington 98006. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

T-Mobile Notice of 2014 Annual Meeting and Proxy Statement	63

OTHER INFORMATION AND BUSINESS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of the Company’s outstanding common stock to file reports concerning their ownership (Form 3) and changes in ownership (Form 4 and

Form 5) of Company equity securities with the SEC. Based solely upon our review of such reports, the Company believes that all persons filed on a timely basis all reports required by Section 16(a).

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors, David A. Miller Executive Vice President, General Counsel and Secretary

64

T-MOBILE US, INC. ATTN: MARC ROME 12920 SE 38TH STREET BELLEVUE, WA 98006

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M73857-P46709	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

T-MOBILE US, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		0	0	0
Nominees:
	01) W. Michael Barnes	07) Raphael Kübler
	02) Thomas Dannenfeldt	08) Thorsten Langheim
	03) Srikant M. Datar	09) John J. Legere
	04) Lawrence H. Guffey	10) Teresa A. Taylor
	05) Timotheus Höttges	11) Kelvin R. Westbrook
06) Bruno Jacobfeuerborn

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm.	0	0	0

3.	Advisory Vote to Approve Executive Compensation.	0	0	0

The Board of Directors recommends you vote AGAINST the following proposal:

4.	Stockholder Proposal Related to Human Rights Risk Assessment.	0	0	0

NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2014 ANNUAL MEETING ADMISSION TICKET

ANNUAL MEETING OF STOCKHOLDERS OF

T-MOBILE US, INC.

Thursday, June 5, 2014

9:30 a.m. Pacific Daylight Time

Hyatt Regency Bellevue

900 Bellevue Way NE

Bellevue, Washington 98004

At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2014 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation.

Upon arrival please present this Admission Ticket, together with a valid government-issued picture identification to enter the Annual Meeting. This Admission Ticket only admits the stockholder identified on the reverse side and is non-transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M73858-P46709

T-MOBILE US, INC.

Annual Meeting of Stockholders

June 5, 2014 9:30 AM Pacific Daylight Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John J. Legere and J. Braxton Carter, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM PDT on Thursday, June 5, 2014, at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, WA 98004.

This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders’ discretion, upon any other business that properly comes before the meeting. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of the nominees to the Board, FOR Proposal 2, FOR Proposal 3, all of which are Proposals of T-Mobile, and AGAINST Proposal 4.

Continued and to be signed on reverse side